AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 15, 2022

OHANAE, INC.

1460 BROADWAY

NEW YORK, NY 10036

+1 (888) 617 7288

UP TO 6,000,000 SHARES OF NON-VOTING CLASS B COMMON STOCK ON A “BEST EFFORTS” BASIS

SEE “SECURITIES BEING OFFERED” AT PAGE 43

MINIMUM INVESTMENT: 100 SHARES ($500)

	Price to Public	Underwriting discount and commissions (1)	Proceeds to issuer (2)
Per share	$5.00	$0.05	$4.95
Total Maximum	$30,000,000	$300,000	$29,700,000

(1)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time expense allowance or the consulting fees payable by the Company to Dalmore. See “Plan of Distribution and Selling Stockholders” for details.
(2)	Does not include expenses of the offering other than commissions and fees payable to Dalmore. The Company expects that, not including state filing fees, the minimum amount of expenses of the offering that we will pay will be approximately $1,000,000. In the event that the maximum offering amount is sold, the Company anticipates the total offering expenses will be approximately $3,000,000, not including state filing fees.

Ohanae, Inc. (the “Company”) is offering a maximum of 6,000,000 shares of its non-voting Class B common stock, par value $0.0001 per share (the “Class B Common Stock”). We will offer and sell our Class B Common Stock as described in this offering circular on a continuous basis directly through our website.

We intend that each share of our Class B Common Stock will be represented by a digital “Ohanae Equity Token” that may be viewed through the Ohanae Platform. Ohanae Equity Tokens are not shares of Class B Common Stock; rather, they are digital representations of the number of shares purchased and held by a given stockholder. As such, investors in this offering will receive one (1) Ohanae Equity Token for each one (1) share of Class B Common Stock purchased. Holders of shares of our Class B Common Stock will always have the ability to transfer such shares through the book-entry transfer facilities of our Company, which is also an SEC-registered transfer agent.

This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering. The minimum purchase is $500.00 and funds received will not be placed in escrow and will be immediately available to us.

Sales of our Class B Common Stock will commence within two calendar days from the date on which the offering is qualified by the United States Securities and Exchange Commission (the “SEC”) and on a continuous basis thereafter until the maximum number of shares of Class B Common Stock offered hereby is sold or awarded.

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the SEC, the Company will file a post-qualification amendment to include the Company’s recent financial statements.

The Class B Common Stock offered in this offering is non-voting. Holders of Class B Common Stock are not entitled to vote on any matters submitted to a vote of the stockholders.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting Company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

In this offering circular, the term “Ohanae”, “we”, “us”, “our”, or “the Company” refers to Ohanae, Inc. and our subsidiaries on a consolidated basis, unless the context indicates otherwise. The term “Ohanae Securities” refers to Ohanae Securities LLC, our wholly-owned subsidiary. Similarly, the term “our broker-dealer” also refers to Ohanae Securities LLC.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Summary

Ohanae, Inc. is a Delaware corporation incorporated in December 2019 for the purpose of developing and commercializing a digital financial technology infrastructure (the “Ohanae Platform”) that is intended to serve as an offering platform for offerings of digital representations of equity in tokenized form (“Equity Tokens”) under Regulation A and Regulation D, including providing an alternative trading system (“ATS”) for secondary trading, and cap table management services and transfer agent services to issuers on the Ohanae Platform. Additionally, the Company, through its wholly-owned subsidiary, Ohanae Securities, LLC, intends to offer broker-dealer services to offerings hosted on the Ohanae Platform, taking an active role in the promotion and sale of offerings on the Ohanae Platform. The Company (through Ohanae Securities, LLC) intends to operate under the circumstances set forth in the SEC’s policy statement entitled “Custody of digital asset securities by Special Purpose Broker-Dealers” (Release No. 34-90788), effective April 27, 2021 (the “Policy Statement”) and function as a special purpose broker-dealer, performing the full set of broker-dealer functions with respect to digital asset securities—including settlement and custody services exclusively for digital asset securities. Ohanae Securities will establish policies and procedures to, among other things, assess a given digital asset security’s distributed ledger technology and protect the private keys necessary to transfer the digital asset security, as described in the Policy Statement.

Ohanae’s vision is to create new, better ways for companies to raise capital, particularly through the issuance of Equity Tokens, as well as provide a means for investors to invest in and trade tokenized equity securities. One of the main intended uses of the Ohanae Platform is to provide the technological means and infrastructure for companies that raise capital to issue Equity Tokens on the Ohanae Blockchain. The Ohanae Platform is also intended to be capable of creating Equity Tokens of existing equity securities that have already been issued in traditional, non-tokenized form.

Ohanae believes that the Ohanae Platform will make it easier for companies to issue Equity Tokens in compliance with the established rules and regulations that govern the U.S. financial markets, including the Jumpstart Our Business Startups Act, the Securities Act, the Exchange Act, various SEC and Financial Industry Regulatory Authority (“FINRA”) regulations and requirements and other applicable federal and state securities laws rules and regulations.

Current Status and Roadmap

Our Company is still in its early stages. We have not generated revenues to date. While the Ohanae Platform and Ohanae Blockchain are operational, they have not yet been commercialized, in that we have not yet hosted any other company’s offering on the Ohanae Platform. As of the date of this offering circular, the Ohanae Platform could host Regulation A and Regulation D offerings – but Ohanae Securities is only registered with FINRA to act as a broker-of-record for Regulation D offerings. As such, issuers on the Ohanae Platform that wish to conduct Regulation A offerings would need to engage a third-party broker dealer. Our main focus will be hosting Regulation A offerings on the Ohanae Platform, with Ohanae Securities as the broker-dealer for such issuers’ offerings. This requires Ohanae Securities to seek additional approvals from FINRA. Ohanae Securities’ application is currently under review by FINRA to act as a broker-dealer for Regulation A offerings of Equity Tokens. As such, the Ohanae Platform will not be fully commercialized until Ohanae Securities receives approval from FINRA to act in this capacity, and starts attracting issuers to the Ohanae Platform. Additionally, after receipt of the FINRA approval, Ohanae Securities intends to register with all U.S. states to be able to act as a broker-dealer for offerings in all U.S. States, which the Company believes can be accomplished by early 2023, assuming the Company receives FINRA approval. The Company estimates this could cost approximately $18,000.

We believe that Ohanae Securities could receive this approval by the end of 2022. However, there is no guarantee that FINRA will approve Ohanae Securities within this timeline, or at all. Additionally, we believe that, in order to gain customers for the Ohanae Platform, we will need to conduct a marketing campaign. We intend to use a portion of the proceeds from this offering for marketing the Ohanae Platform to issuers that could utilize the Ohanae Platform for their offerings.

We estimate that, assuming Ohanae Securities receives all necessary FINRA approvals by the end of 2022, and assuming at least $1,000,000 is raised in this offering, we could begin generating revenues from issuer companies utilizing the Ohanae Platform within 6 months of qualification.

We are also currently seeking regulatory approval from FINRA for Ohanae Securities to provide settlement and custody services exclusively for digital asset securities, and operate an alternative trading system (ATS) to support secondary trading digital asset securities. We cannot accurately predict when Ohanae Securities might receive approval for these settlement and custody activities, or the ATS application, or if it will receive such approvals at all.

Ohanae Securities’ FINRA applications described above are all part of its plan to act as a “special purpose broker dealer”, limiting its business exclusively to dealing in, effecting transactions in, maintaining custody of, and/or operating an ATS for digital asset securities.

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The Offering

The offering is for Class B Common Stock of Ohanae, Inc. The rights of the Class B Common Stock are described more fully in the “Securities Being Offered” section of this offering circular.

Securities offered	Maximum of 6,000,000 shares of Class B Common Stock, represented by Ohanae Equity Tokens.

Shares of Class A Common Stock outstanding before the offering (1)	15,000,000 shares

Shares of Class B Common Stock outstanding before the offering	0

Shares of Class A Common Stock outstanding after the offering	15,000,000 shares

Shares of Class B Common Stock outstanding after the offering	6,000,000

Use of proceeds	The details of our plans for the proceeds from this offering are set forth in our “Use of Proceeds” section of this offering circular.

(1)	As of November 15, 2022. Does not include shares of Class A Common Stock issuable upon the exercise of options issued under the Company’s 2022 Equity Incentive Plan, of which 2,010,490 were issued and outstanding as of November 15, 2022 (1,412,430 of which were fully-vested as of November 15, 2022).

Digital Format of Our Class B Common Stock – Ohanae Equity Tokens

We are offering shares of our Class B Common Stock. The shares will be issued in book-entry form as reflected on the books and records of our transfer agent. Our Company is an SEC-registered transfer agent, and we act as our own transfer agent. (For ease of reference, we refer to our Company as “Transfer Agent” when discussing certain functions that our Company will handle in its capacity as a transfer agent). Purchases or transfers of our Class B Common Stock will be recorded by the Transfer Agent.

Our Class B Common Stock exists solely as book-entry shares within the records of the Transfer Agent. Shares of our Class B Common Stock will not have traditional share certificates. We intend that each share of our Class B Common Stock will be represented by an Ohanae Equity Token – a digital representation of a share of our Class B Common Stock that will be viewed through the Ohanae Platform. Ohanae Equity Tokens are only digital representations of our Class B Common Stock, contain no voting, governance, economic or other rights.

Ohanae Equity Tokens are not shares of Class B Common Stock; rather, they are digital representations of the number of shares purchased and held by a given stockholder. The ownership and transfer of shares of our Class B Common Stock will be recorded in book-entry form by the Transfer Agent. A record of the movements of the Ohanae Equity Tokens will be recorded on the Ohanae Blockchain using the Ohanae Equity Tokens and the Transfer Agent will have access to that blockchain-based record.

Ohanae Equity Tokens cannot be transferred independently of the Class B Common Stock, as the Transfer Agent will not allow shares of Class B Common Stock without the same number of Ohanae Equity Tokens also being transferred to the transferee in the transaction (and vice versa). Therefore, a transfer of an Ohanae Equity Token recorded on the Ohanae Blockchain will result in a transfer of ownership of the share of Class B Common Stock as well. The Ohanae Blockchain is a permissioned blockchain, and therefore, the Ohanae Equity Tokens may only ever be transferred on the Ohanae Blockchain. A transfer or sale of an Ohanae Equity Token can only occur through a peer-to-peer transaction on the Ohanae Blockchain between two verified user accounts on the Ohanae Platform, and will be recorded on the Ohanae Blockchain. Ohanae Equity Tokens cannot be transferred on behalf of investors through a broker or other intermediary – and will only be eligible to trade in peer-to-peer transactions on the Ohanae ATS, if and when the Ohanae ATS is established. For more information on our plans for an ATS, please see “The Company’s Business – the Ohanae ATS”.

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Purchasers of our Class B Common Stock must have a digital wallet on the Ohanae Blockchain, which can only be obtained through creating an account on the Ohanae Platform.

Since shares of our Class B Common Stock and Ohanae Equity Tokens cannot be transferred independently, if a transfer or sale of Class B Common Stock is made in a private transaction off of the Ohanae Platform and the seller possesses Ohanae Equity Tokens but does not access his or her account on the Ohanae Platform to transfer to the buyer the number of Ohanae Equity Tokens that corresponds to the amount of Class B Common Stock sold, the Transfer Agent will “force transfer” the relevant amount of Ohanae Equity Tokens from the seller’s digital wallet to the buyer’s digital wallet. Further, the Transfer Agent will not effect a transfer of Class B Common Stock on behalf of a holder unless the transferee has a digital wallet set up to receive the Ohanae Equity Tokens representing those shares of Class B Common Stock.

As of the date of this offering circular, our Ohanae Equity Tokens are available for issuance. We recognize that the use of Ohanae Equity Tokens as representations of the number of shares purchased and held by a given stockholder is fairly novel, and therefore we reserve the right to discontinue the use of Ohanae Equity Tokens. Should we choose to discontinue the use of Ohanae Equity Tokens, this decision would have no effect on the ability of holders of our Class B Common Stock to trade their Class B Common Stock on an ATS or through other means.

Although records of secondary transfers of Ohanae Equity Tokens between stockholders on the Ohanae Platform, which we refer to as “peer-to-peer” transactions, would be viewable on the Ohanae Blockchain network, record and beneficial ownership of our Class B Common Stock are reflected solely on the book-entry records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the Transfer Agent’s records constitute the only official stockholder records for our Class B Common Stock and govern the record ownership of our Class B Common Stock in all circumstances.

Ohanae Equity Tokens are only transferrable between approved accounts on the Ohanae Platform in peer-to-peer transactions on the Ohanae Blockchain. Ohanae Equity Tokens are created, held, distributed, maintained and deleted by the Transfer Agent. The Transfer Agent uses the Ohanae Equity Token Protocol to program any relevant compliance-related transfer restrictions that would traditionally have been printed on a paper stock certificate onto “smart contracts” (computer programs written to the Ohanae Blockchain), which allows the smart contract to impose the relevant conditions on the transfer of the Ohanae Equity Tokens. One example of such coding is a restriction on to whom Ohanae Equity Tokens may be transferred – i.e. (i) no transfers to individuals that do not have accounts on the Ohanae Platform; and (ii) no transfers to investors from “Sanctioned Countries” subject to a sanctions program identified on the list maintained by OFAC. Ohanae Equity Tokens cannot be created or revoked by any entity other than the Transfer Agent.

Implications of Being an Emerging Growth Company

We are not yet subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we are subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

•	current reports for certain material events.

As discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Trend Information,” we intend to become a reporting company under the Exchange Act. If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once reporting, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

Risk Factors Related to the Company and its Business

•	We are a relatively early stage company and have not yet generated any profits;

•	Any valuation of the Company at this stage is difficult to assess;

•	We operate in a regulatory environment that is evolving and uncertain;

•	We operate in a highly regulated industry;

•	Our wholly-owned subsidiary, Ohanae Securities LLC, was approved as a broker-dealer in 2020, and we are still in the process of adapting our business model and pricing structure for broker-dealer services offered by Ohanae Securities LLC;

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•	We may be liable for misstatements made by issuers;

•	Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents;

•	Ohanae’s product offerings are relatively new in an industry that is still quickly evolving;

•	We have an evolving business model;

•	As we grow our business, we may not be able to manage our growth successfully;

•	We are primarily reliant on one main type of service;

•	We depend on key personnel and face challenges recruiting needed personnel;

•	Ohanae and its providers are vulnerable to hackers and cyber-attacks;

•	Ohanae currently relies on one vendor for certain technology services;

•	We are dependent on general economic conditions;

•	We face significant market competition;

•	We may not be able to protect all of our intellectual property;

•	Our revenues and profits (if any) are subject to fluctuations; and

•	Natural disasters and other events beyond our control could materially adversely affect us.

Risk Factors Related to the Class B Common Stock and this Offering

•	There is no minimum amount set as a condition to closing this offering;

•	The exclusive forum provision in the subscription agreements may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes;

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreements;

•	Future fundraising may affect the rights of investors, and the Company has the right to issue shares of its capital stock with terms that may be superior to terms of the Class B Common Stock being sold in this offering;

•	There is no current market for our Class B Common Stock;

•	You will need to keep records of your investment for tax purposes; and

•	Using a credit card to purchase Ohanae Coin, which investors must use to purchase the Class B Common Stock in this offering, may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

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RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risk Factors Related to the Company and its Business

We are a relatively early-stage company and have not yet generated any revenues.

Ohanae, Inc. was formed in 2019 and is still in the early stages of its operations. We are constantly evolving aspects of our business model, recently acquiring (through our wholly-owned subsidiary Ohanae Securities) a broker-dealer license. We intend to seek approval for additional business activities, including operating an alternative trading system (ATS) to support secondary trading of securities and becoming a placement agent for securities offerings under Regulation A, as well as adding to our current portfolio of products. Accordingly, the Company’s operating history may not be indicative of future prospects. Our current and proposed operations are subject to all the business risks associated with relatively new enterprises that are still in growth and/or expansion phases. These include likely fluctuations in operating results as the Company reacts to developments in its market, manages its growth, and develops new services as well as the entry of competitors into the market. Since inception, Ohanae has not generated revenues. There is no assurance that we will ever generate revenues or achieve profitability.

Our auditor included a “going concern” note in its audit report.

We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds through this offering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

Any valuation of the Company at this stage is difficult to assess.

The valuation for the offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We operate in a regulatory environment that is evolving and uncertain.

The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use the Ohanae Platform’s services and the types of securities that our clients can offer and sell on the Ohanae Platform. For instance, in prior years there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities without using our services. Any such changes would have a negative impact on our business.

We operate in a highly regulated industry.

We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. We are a SEC registered transfer agent, and we must comply with SEC rules and regulations applicable to registered transfer agents. Further, our subsidiary Ohanae Securities LLC is registered as a broker-dealer and intends to operate an alternative trading system. As a broker-dealer, it has to comply with stringent regulations, and the operation of our broker-dealer expose us to a significant amount of liability. Regulated entities are frequently subject to examination, constraints on their business, and in some cases fines. See “The Company’s Business – Regulations”. In addition, some of the restrictions and rules applicable to our business and subsidiaries could adversely affect and limit some of our business plans of other parts of our business.

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We acquired our broker-dealer in January 2021, and are still in the process of adapting our business model and pricing structure.

We acquired the entity that became Ohanae Securities in January 2021. Since we began operating as a broker-dealer (offering “broker of record” services as of the date of this offering circular), we not only have been subjected to federal and state requirements, but also the requirements of FINRA that apply to broker-dealers. We also became a SEC registered transfer agent in May 2022. We are currently in the process of applying to FINRA to become an ATS, and assuming we receive approval of this application, we expect to be subject to the regulations that apply to the operation of alternative trading systems. We are still in the process of adapting to operating as a transfer agent and (through our subsidiary) operating as a broker-dealer. There have been and will be increased costs, including the need to hire personnel with specific qualifications and pay them in accordance with their experience. We are subjected to periodic examinations and we will be required to change aspects of our business processes and communications in response to the findings of those examinations. Becoming a broker-dealer has and will continue to lead to increases in our compliance costs as well as increases in our exposure to liabilities, including subjecting us to liability for misstatements made by issuers utilizing our services; see “The Company’s Business – Regulations”.

We may be liable for misstatements made by issuers.

Under the Securities Act and the Exchange Act, issuers making offerings through the Ohanae Platform may be liable for including untrue statements of material facts or for omitting information that could make the statements misleading. Further, as a broker-dealer, we may be liable for statements by issuers utilizing our services in connection with Regulation A and Regulation D offerings. See “The Company’s Business -- Regulations – Regulation A and Regulation D – Liability”. Even though due diligence defenses may be available, there can be no assurance that if we were sued, we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business. Moreover, even if we are not liable or a party to a lawsuit or enforcement action, some of our clients have been and will be subject to such proceedings. Any involvement we may have, including responding to document production requests, may be time-consuming and expensive as well.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents.

Some of the investment opportunities posted on the Ohanae Platform will be open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and we have not set up our structure to be compliant with foreign laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulations may limit our business operations and plans for future expansion.

Ohanae’s product offerings are relatively new in an industry that is still quickly evolving.

The principal securities regulations that we work with, Rule 506(c) and Regulation A, have only been in effect in their current form since 2013 and 2015, respectively. Ohanae’s ability to continue to penetrate the market remains uncertain as potential issuer companies may choose to use different platforms or providers or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly as anticipated. With a smaller market than expected, we may have fewer customers. This risk may be compounded in our case, as we are targeting only issuers of Equity Tokens, which is a niche market within the Regulation A and Rule 506(c) securities offering markets. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuer companies as well as investors, and favorable changes in the regulatory environment.

We have an evolving business model.

Our business model is one of innovation, including continuously working to expand our product lines and services to our clients, including recently becoming a transfer agent, and working to become a “special purpose broker dealer”, offering broker-dealer services for Regulation A offerings of Equity Tokens, an alternative trading system, and settlement and custody services exclusively for digital asset securities; see the “The Company’s Business – Principal Products and Services – Planned Products and Services”. It is unclear whether these services will be successful. Further, we continuously try to offer additional types of services, and we cannot offer any assurance that any of them will be successful. From time to time we may also modify aspects of our business model relating to our service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage this evolution effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

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As we grow our business, we may not be able to manage our growth successfully.

If we are able to increase the scope of our business offerings, our customer base, the volume of our transactions and grow our business, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:

•	inadequate internal controls required for a regulated entity;

•	delays in our ability to handle the volume of customers, including issuers; and

•	failure to properly review and supervise personnel to make sure we are compliant with our duties as regulated entities.

If we fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer.

We are primarily reliant on one main type of service.

Most of our current services are variants on one type of service — providing a platform for online capital formation and ancillary services. Our revenues are therefore dependent upon the market for online capital formation.

We depend on key personnel and face challenges recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Gregory Hauw, and our compliance, engineering and marketing teams. We also rely on the key personnel that run Ohanae Securities, the business of which is integral to our operations, including its CEO and COO, James Verdone, and its FINOP, Shari Rothenberg. Expanding our compliance team in response to the growth in our business and the regulatory issues we have faced to date, is essential to our success, and recruiting and training compliance personnel will place demands on financial and management resources. Our software engineer team, as well as our marketing team, are critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due the specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Ohanae and its providers are vulnerable to hackers and cyber-attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of our investors and the issuer companies that utilize the Ohanae Platform. Further, any significant disruption in service on the Ohanae Platform or in its computer systems could reduce the attractiveness of the Ohanae Platform and result in a loss of investors and companies interested in using the Ohanae Platform. Further, we rely on a third-party technology provider for cloud infrastructure and backup services. Any disruptions of services or cyber-attacks either on our technology provider or on the Ohanae Platform could harm our reputation and materially negatively impact our financial condition and business.

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We may be unable to obtain the appropriate regulatory approvals to operate as an ATS.

We are currently seeking regulatory approval from FINRA for Ohanae Securities to launch an alternative trading system (ATS) to facilitate secondary trading of such Equity Tokens in the United States through the Ohanae Platform. FINRA is currently reviewing a Continuing Membership Application (“CMA”) filed by Ohanae Securities requesting approval to operate an Alternative Trading System (ATS). There is no guarantee that FINRA will approve Ohanae Securities’ CMA – and without FINRA’s approval of this CMA, Ohanae Securities will not be able to operate an ATS. If we are unable to secure the necessary approvals to operate an ATS from FINRA, it could have a negative impact on our Company by reducing our attractiveness to issuers who desire secondary trading capabilities for their offering.

Assuming we succeed in launching our ATS, we may be affected by SEC actions.

The SEC may suspend trading in a stock when the SEC is of the opinion that a suspension is required to protect investors and the public interest. A suspension of any our clients’ securities could adversely affect our business.

The SEC may impose a suspension of trading for various reasons, which include:

•	A lack of current, accurate, or adequate information about a company – for example, when a company has not filed any periodic reports for an extended period.

•	Questions about the accuracy of publicly available information, including in company press releases and reports, about the company’s current operational status and financial condition.

•	Questions about trading in the stock, including trading by insiders, potential market manipulation, and the ability to clear and settle transactions in the stock.

If that were to happen, the trading activities in the ATS which we intend to operate could be adversely affected.

Assuming we succeed in launching our ATS, we face risks related to operating as an ATS for digital assets securities.

Operating an ATS for digital asset securities is a relatively new enterprise. As such, we may face unforeseen obstacles or issues as a result of the digital asset securities on our ATS once launched and operational. We will be subject to all the business risks associated with relatively new enterprises – which will be compounded by the fact that our ATS will deal in the emerging realm of digital asset securities. Risks include likely fluctuations in operating results as the Company navigates the launch and early stages of the ATS, entry of competitors into the market, and regulatory changes that could have a negative impact on our ability to operate an ATS that supports digital asset securities. There is no guarantee we will successfully operate our ATS if approved – and our inability to do so could have a negative effect on our results of operations.

Technology on which our ATS may rely for operation may not function properly.

The technology on which our planned ATS may rely, including any communications between such ATS and the Transfer Agent, may not function properly because of internal problems, such as bugs that occur during scheduled software updates, or as a result of cyber-attacks or other external security breaches. Any such malfunction may adversely affect the ability of accountholders on our ATS to execute trades of our ATS, or the ability of our Transfer Agent to transfer digital asset securities on our ATS. Moreover, trading of digital asset securities on our ATS may be limited, which could result in our ATS order matching system not functioning properly in cases of increased trading volume. If the technology we use for our ATS not work as anticipated, our reputation and results of operations could suffer.

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The potential application of U.S. laws regarding virtual currencies and money transmission to the Transfer Agent's or any ATS's use of a blockchain network is unclear.

The non-controlling blockchain-based “courtesy copy” of record ownership uses technology that relies on and uses a blockchain network. Our ATS and the Transfer agent are not licensed under the virtual currency or money transmission regulations of any state in the United States or registered with the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”). If any regulatory authority were to assert that additional licensing or registration was required by the Transfer Agent or our ATS, it could affect the operations or viability of our Transfer Agent or ATS.

Part of our plan of operation includes having Ohanae Securities operate as a special purpose broker-dealer for the purpose of acting as a custodian of digital asset securities. If we are not successful, it could have a material adverse effect on our results of operations.

We intend to have Ohanae Securities operate as a special purpose broker-dealer (or SPBD), performing the full set of broker-dealer functions with respect to digital asset securities—including providing settlement and custody services exclusively for digital asset securities (individually, a “digital asset security” and collectively, “digital asset securities”) for the purpose of maintaining custody of digital asset securities. Ohanae Securities has filed a Continuing Membership Application (CMA) with FINRA to operate in this capacity, which is currently under review. A “digital asset” is defined in the SEC’s Release: Custody of digital asset securities by Special Purpose Broker-Dealers as an asset that is issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins,” and “tokens”; and a “digital asset security” is defined as “a digital asset that meets the definition of a “security” under the federal securities laws.” There is no guarantee that Ohanae Securities will be approved by FINRA to operate as a SPBD. Even if Ohanae Securities is approved to act in this capacity, it has no experience operating as a custodian. If Ohanae Securities is not able to effectively and compliantly operate as a custodian for digital asset securities, we may be required to modify our plan of operation which could have a negative effect on our business.

If we operate as a special purpose broker-dealer, we will be subject to certain limitations that may impair our ability to gain customers.

As set forth in the Policy Statement, special purpose broker-dealers may not deal in or conduct brokerage activities in traditional securities. As such, we will not host offerings on the Ohanae Platform for, and will not provide any broker-dealer services to, issuers of traditional equity securities. As a result, our potential pool of customers will be smaller than companies that offer services to traditional and digital asset securities alike, which may make it more difficult for us to find customers for our services. If we are unable to attract customers, our business and results of operations will suffer.

Ohanae currently relies on one vendor for certain of its technology services.

We currently rely on Microsoft Azure for cloud infrastructure and backup services. Any change in this relationship will require us to find another service provider. This may cause us delays as well as additional costs in transitioning our technology.

We are dependent on general economic conditions.

Our business model is dependent on investors investing in the companies presented on the Ohanae Platform. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the Company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition.

We facilitate online capital formation. Though this is a relatively new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the Company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting Regulation A online raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

We also face competition from companies that assist issuers in equity tokenization, including Securitize, Tokeny, and Securrency. Moreover, as we continue to expand our offerings, including providing administrative services to issuers, securitizing various asset classes and transfer agent services, we will continue to face headwinds and compete with companies that are more established and/or have more financial resources than we do and/or new entrants bringing disruptive technologies and/or ideas.

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We may be unable protect all of our intellectual property.

Our profitability may depend in part on our ability to effectively protect our proprietary rights, including obtaining trademarks for our brand names, protecting our products and websites, maintaining the secrecy of our internal workings and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future protections for our intellectual property or defend our current trademarks and future trademarks and patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert infringement claims with respect to our products or technologies. Any litigation for both protecting our intellectual property or defending our use of certain technologies could have material adverse effect on our business, operating results and financial condition, regardless of the outcome of such litigation.

Our revenues and profits (if any) are subject to fluctuation.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars, the success of world securities markets, general economic conditions, our ability to market the Ohanae Platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The Company's operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.  Since the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population were subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on the Ohanae Platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). A significant part of our business model is based on receiving a percentage of the investments made through the Ohanae Platform and its related services. Further, we are dependent on investments in our offerings to fund our business. However, to date, other than working remotely, COVID-19 has not had a negative impact on the Company itself. To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

Risks Related to the Blockchain and Digital Asset Securities

The digital asset securities market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the digital asset securities market may occur that could render our business model and developing technology obsolete.

Since its inception, the distributed ledger technology market in general and the digital asset securities market have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that there may occur changes or innovations that may render our business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our Ohanae Platform , if any, which would have a material adverse effect on our prospects.

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Our Ohanae Blockchain, Ohanae Equity Tokens and Ohanae Coins may be vulnerable to hackers and cyberattacks.

Our Ohanae Blockchain, Ohanae Equity Tokens, and Ohanae Coins are internet-based, which makes us vulnerable to hackers who may access the data of the holders of Ohanae Equity Tokens and/or Ohanae Coin and users of the Ohanae Platform. Further, any significant disruption in our operations, our Ohanae Equity Tokens, Ohanae Coins and/or the Ohanae Platform could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our Ohanae Platform and technology, including cloud infrastructure security. Any disruptions of services or cyberattacks on our third-party technology providers could harm our reputation and materially and negatively impact our prospects.

Cybersecurity breaches may delay implementation of our business plan and damage our reputation.

As the world becomes more interconnected through the use of the internet and users rely more extensively on the internet and the cloud for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties’ intent on stealing or destroying data on which we rely. We face an evolving landscape of cybersecurity threats in which hackers use a complex array of means to perpetrate cyberattacks, including, but not limited to, the use of stolen access credentials, malware, ransomware, phishing, structured query language injection attacks, and distributed denial-of-service attacks, among other means. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue.

Furthermore, customers will need to safely secure their private keys in order to access their personal wallets. Private keys may also be compromised if customers choose to store their private keys in non-secure systems, such as third-party email services, which may be susceptible to security breaches and security incidents, despite our efforts to discourage our customers from engaging in these practices. Although such incidents are outside of our control and do not relate to any insecurity or vulnerability on the part of the Ohanae Platform, customers may nevertheless blame or become dissatisfied with the Ohanae Platform as a result of these negative experiences.

Should our Ohanae Platform be affected by such an incident, we may incur substantial costs and suffer other negative consequences, which may include, but is not limited to:

•	remediation costs, such as liability for stolen assets or information;

•	increased cybersecurity protection costs;

•	litigation and legal risks, including regulatory actions by state and federal regulators; and

•	loss of reputation.

Our Ohanae Platform systems and those of third-party service providers we may engage may be vulnerable to cybersecurity risks. If our security measures are breached and unauthorized access is obtained to our Ohanae Platform and/or our electronic trading platform, our business could suffer a material adverse effect.

Our Ohanae Platform will involve the processing, storage and transmission of transactions and data. The secure storage and transmission of confidential information over public networks will be a critical element of our operations. Cyberattacks on our systems could expose us to a risk of misappropriation of this information, leading to litigation, reputational harm and possible liability. Despite the defensive measures we may take, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our confidential information, our reputation could be damaged, our business would suffer and we could incur material liability. Any such breach could compromise our Ohanae Platform. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures to prevent such attempts.

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We also face the risk of operational disruption, failure or capacity constraints of any of the third-party service providers that facilitate our business activities, including clients, and our cloud infrastructure provider. Such parties could also be the source of a cyberattack on and/or breach of our operational systems, data or infrastructure.

There have been an increasing number of malicious cyber incidents in recent years in various industries, including ours. Any such cyber incident involving our computer systems and networks, or those of third parties important to our businesses, could have a material adverse effect on our business, financial condition and results of operations. A cyberattack or security breach on our system or that of a third-party service provider could manifest in different ways and could lead to any number of harmful consequences, including but not limited to:

•	misappropriation of financial assets, intellectual property or sensitive information belonging to us, our clients or our third-party service providers;

•	corruption of data or causing operational disruption through computer viruses or phishing; and

•	denial of service attacks to prevent users from accessing the Ohanae Platform.

Our remediation costs and lost revenues could be significant if we fall victim to a cyberattack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and could cause our clients to reduce or stop their use of the Ohanae Platform. Moreover, prospective clients may be influenced by such events not to use the Ohanae Platform. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of clients and revenues and litigation, caused by any breaches. We may be found liable to our clients for any stolen financial assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, no assurance can be given that those measures will be sufficient.

Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

We face risks resulting from using Signet as the underlying asset for our Ohanae Coin.

Ohanae has created an internal digital currency (the “Ohanae Coin”) that is used as a common currency and sole means of payment for all transactions consummated on the Ohanae Platform. The Ohanae Coin is structured as a cryptocurrency backed on a one-to-one basis by Signet, a tokenized representation of U.S. dollars created by Signature Bank. Each Signet is representative of one (1) U.S. dollar held in a Signature Bank deposit account.

Because our Ohanae Coin is backed on a one-to-one basis by Signet, we must always have at least an equivalent number of Signet in our account at Signature Bank as the number of Ohanae Coin issued. If for any reason – for example, through a cybersecurity breach, system error, user error, or lawful seizure of assets – the funds in our Signature Bank deposit account are reduced so that the number of Signet we own falls below the number of issued Ohanae Coin, those Ohanae Coin would cease to be backed by Signet, and would become worthless. Investors should be aware of the risks applicable to the Ohanae Coin that investors must purchase in order to purchase the Class B Common Stock (represented by Ohanae Equity Tokens) in this offering.

Additionally, Signature Bank requires accountholders to comply with terms of use that are customary among U.S, banks in order to maintain an account at Signature Bank. If we knowingly or unknowingly fail to comply with these terms, we may lose access to Signet altogether – in which case, we would need to find a different bank offering similar services as Signature Bank.

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Further, Signet itself faces certain risks. Each Signet is representative of one U.S. dollar held in a Signature Bank deposit account. There is a risk that Signature Bank, as the issuer of Signet, may not hold sufficient U.S. dollars related to the number of Signet in circulation and is therefore unable to fulfill one-for-one redemptions. In addition, regulations applicable to assets like Signet are new and evolving. Signature Bank could become subject to new regulations, and if Signature Bank is unable to comply with those regulations, could become subject to regulatory enforcement and injunctive actions, such as freezing funds underlying Signet. If any of these were to occur, the value of the Signet we hold could materially decline, causing the value of Ohanae Coin to decline.

Risks Related To Regulation of our Business

In the event that the operations of the Ohanae Platform cause the Company to be deemed a money service business (“MSB”) under the regulations promulgated by the Financial Crimes Network (“FinCEN”) under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records.

FinCEN, a bureau of the U.S. Department of the Treasury, is responsible for the federal regulation of currency market participants. Under FinCEN regulations, a money service business (“MSB”), is generally defined as a person doing business, whether or not on a regular basis or as an organized or licensed business concern, wholly or in substantial part within the United States, who functions as, among other things, a money transmitter. FinCEN’s regulations define the term “money transmitter” to include “a person that provides money transmission services,” or “any other person engaged in the transfer of funds”.

In the event that the operations of the Ohanae Platform cause the Company to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records. Such additional regulatory obligations may cause the Company to incur additional expenses and may affect the Company’s ability to operate the Ohanae Platform as currently envisioned. Further, if the Company is deemed to be an MSB and does not register as such with FinCEN or if FinCEN determines that the Company has operated as an unregistered MSB, the Company may become subject to FinCEN enforcement actions, including the assessment of civil money penalties, which could result in a cessation of the Company’s business.

The regulatory regime governing blockchain technologies, digital asset securities offerings is uncertain, and new regulations or policies may materially adversely affect the development and utilization of the Ohanae Platform.

Regulation of blockchain technologies, digital asset securities offerings, and digital asset securities exchanges currently is undeveloped and likely to rapidly evolve. The regulatory landscape varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the Ohanae Platform. Failure by us or certain users of the Ohanae Platform to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

The regulation of digital assets is uncertain. The Commodity Futures Trading Commission (“CFTC”) has publicly taken the position that certain digital assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some digital assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a blockchain network or digital asset security, we and the Ohanae Platform may be materially and adversely affected.

Blockchain networks also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Ohanae Platform. Any such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact our business. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to our development and growth and the development and utilization of the Ohanae Platform.

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In addition, non-governmental parties may bring private legal actions against us or our affiliates, either individually or as a class, which may result in curtailment of, or inability to operate, the Ohanae Platform as intended, or judgments, settlements, fines or penalties against us or our affiliates.

To the extent licenses or other authorizations are required in one or more jurisdictions in which we operate or will operate, there is no guarantee that we will be granted such licenses or authorizations. We may need to change our business model to comply with these licensing and/or registration requirements (or any other legal or regulatory requirements) in order to avoid violating applicable laws or regulations or because of the cost of such compliance. Uncertainty in how the legal and regulatory environment will develop could negatively impact our development and growth and the development and utilization of the Ohanae Platform.

There is no guarantee that regulators will agree that Ohanae Coin and/or Signet are not securities.

Our conclusion that Signet and Ohanae Coin are not securities is based on our own interpretations of existing laws and regulations in the United States. It is possible, however, that the SEC or another regulator could disagree with our position regarding whether Ohanae Coin and/or Signet is a security. Any conclusions we make as to whether or not any particular digital asset is a digital asset security is a risk-based judgement that is not binding on any regulatory body whatsoever, There is no guarantee that the SEC or other regulatory bodies agree, or will continue to agree, with our stance that Signet and Ohanae Coin are not securities. If Signet and/or Ohanae Coin are deemed to be securities, we may be subject to regulatory enforcement under any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for us, as issuance by us of Ohanae Coin would have to be registered under the Securities Act, or conducted in accordance with an exemption from registration under the Securities Act. We may face regulatory repercussions for past issuances of Ohanae Coin, including, but not limited to, potentially having to make a rescission offer to holders of Ohanae Coin. Further, if Signet is deemed to be a security, we would be forced to find an alternative digital asset with which to back our Ohanae Coin.

We intend to rely upon the temporary relief provided by the SEC to broker-dealers that meet the requirements to be deemed Special Purpose Broker Dealers in connection with custodying customers’ digital asset securities and if such relief is modified or rescinded after the five-year period and we cannot adapt our custody procedures to comply with Exchange Act Rule 15c3-3, it may have a material adverse effect on our operations and financial results.

We intend to have Ohanae Securities custody customers’ digital asset securities in accordance with the guidance provided by the SEC in its Policy Statement. The relief provided under the Policy Statement is effective for only five years. If after such five-year period, the SEC changes or rescinds the relief granted thereunder and we are not able to provide for custody of customers’ digital asset securities in compliance with Exchange Act Rule 15c3-3, it could have a material adverse impact on our operations and financial condition.

Ohanae Securities is subject to examination by FINRA and SEC staff to review whether Ohanae Securities is operating according to the circumstances set forth in the Policy Statement. If an examination shows we are not operating according to such circumstances, we may be subject to enforcement action which could have a material adverse effect on our business.

Ohanae Securities is registered as a broker-dealer. Assuming appropriate FINRA approvals are received and it commences SPBD operations under circumstances set forth in the Policy Statement, it will be subject to examination by FINRA and SEC staff to review whether Ohanae Securities is operating in a manner consistent with the circumstances described in the Policy Statement and are therefore may be considered a special purpose broker-dealer and not be subject to an SEC enforcement action. If as a result of such examination, either FINRA or SEC staff determined that Ohanae Securities does not qualify as a special purpose broker-dealer, Ohanae Securities may be subject to enforcement action which could have a material adverse effect on our business.

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Investments in us have been and may be subject to U.S. foreign investment regulations which may impose conditions or limitations on certain investors (including, but not limited to, limits on purchasing our Class B Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, forced divestiture, or other measures).

Certain investments that involve the acquisition of, or investment in, a U.S. business may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”), depending on the structure, beneficial ownership and control of interests in the U.S. business. Investments that result in control of a U.S. business by a foreign person are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective on February 13, 2020, among other things expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” Moreover, other countries continue to strengthen their own foreign investment clearance (“FIC”) regimes, and investments and transactions outside of the United States may be subject to review by non-U.S. FIC regulators if such investments are perceived to implicate national security policy priorities. Any review and approval of an investment or transaction by CFIUS or another FIC regulator may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS and other FIC regulatory policies and practices are rapidly evolving, and in the event that CFIUS or another FIC regulator reviews one or more proposed or existing investment by investors in us, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to such investors. CFIUS has or another FIC regulator may seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing our Class B Common Stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things).

Risk Factors Related to Investing in this Offering

There is no minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

Only individuals with an account on the Ohanae Platform will be eligible to purchase shares of our Class B Common Stock, which may impair your ability to sell your shares in the future.

Ohanae Equity Tokens and the shares of Class B Common Stock that they represent cannot be transferred independently of each other. Since Ohanae Equity Tokens may only be transferred through the Ohanae Platform in peer-to-peer transactions on the Ohanae Blockchain, any potential purchaser of your shares must also have an account on the Ohanae Platform, and must not be in a “Sanctioned Country". If you are unable to find a buyer for your shares that either already has an Ohanae Platform account or, is willing (and eligible) to create an account on the Ohanae Platform (which requires KYC and AML verification), you will not be able to sell your shares. Investors should be aware of this limitation before investing in this offering.

The exclusive forum provision in the subscription agreements may have the effect of limiting an investor’s ability to bring legal action against us and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Section 7 in the subscription agreement for this offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement be brought in a court of competent jurisdiction in the State of Delaware; see “Securities Being Offered – Forum Selection Provision”. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. The provision may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage stockholder lawsuits with respect to matters arising under laws other than the federal securities laws, or limit stockholders’ ability to bring such claims in a judicial forum that they find favorable for disputes with us and our officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the subscription agreement, including any claims made under the federal securities laws.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which governs the subscription agreement, in a court of competent jurisdiction in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of Class B Common Stock or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when our Class B Common Stock is transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to those securities or to the transferor with regard to ownership of those securities, that were in effect immediately prior to the transfer of the Class B Common Stock, including but not limited to the subscription agreement. Therefore, purchasers in secondary transactions will be subject to this provision.

Future fundraising may affect the rights of investors, and the Company has the right to issue shares of its capital stock with terms that may be superior to terms of the Class B Common Stock that the Ohanae Equity Tokens being sold in this offering represent.

In order to expand, the Company is likely to raise funds again in the future, either by concurrent or future offerings of securities (including post-qualification amendments to this offering) or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company.

Additionally, the Company has authorized but unissued shares of undesignated Common and Preferred Stock, which the Board may designate into series with terms determined by the Board without the approval of stockholders of the Company. As such, in the case of a future financing in which the Company issues shares of its capital stock, the Company may designate shares of its authorized, undesignated Common or Preferred Stock with superior rights (such as voting rights, liquidation rights, anti-dilution rights, or other preferential rights) to those offered to investors in this offering.

Holders of our Preferred Stock will be entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our Company.

As of the date of this offering circular, there are no shares of our Preferred Stock outstanding. However, it is possible that, in a future financing or other transaction, we may issue shares of Preferred Stock. Holders of our Preferred Stock will have liquidation preferences over holders of Class B Common Stock (digitally represented by Ohanae Equity Tokens being offered in this offering). See “Securities Being Offered – Preferred Stock – Right to Receive Liquidation Distributions”. If a liquidation event, including a sale of our Company, were to occur, the holders of our Preferred Stock could be entitled to proceeds of cash distributions prior to the holders of Class B Common Stock, which could result in you not receiving any cash distributions in the event of the liquidation of our Company.

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There is no current market for our Class B Common Stock.

There is no formal marketplace for the resale of our Class B Common Stock. These securities are illiquid and there will not be an official current price for them, as there would be if we were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since we have not yet established a trading forum for the Class B Common Stock, there will be no easy way to know what these securities are “worth” at any time. Even if we seek a listing on the “OTCQX” or the “OTCQB” markets or another alternative trading system or “ATS,” there may not be frequent trading and therefore no market price for the Class B Common Stock.

You will need to keep records of your investment for tax purposes.

As with all investments in securities, if you sell the Class B Common Stock, you will probably need to pay tax on the long- or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Class B Common Stock for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

The private cryptographic keys needed to access your Ohanae Equity Tokens and Ohanae Coins are subject to risks of cybersecurity breaches and hacking, which may result in you losing access to your investment.

Ohanae will create digital blockchain-based wallets for all users where they can store digital assets such as Ohanae Coins and Equity Tokens. An authorization to access and manage assets on a digital blockchain-based wallet, often called a “private key,” will be accessible only by the user through biometric facial recognition or a passphrase linked to the user’s Ohanae identity. Ohanae will not have access to any users’ wallet or private key. Consequently, if a user loses its passphrase or is not able to log in using biometric facial recognition, there is a risk to the user of permanently losing access to the assets in the wallet, and therefore effectively losing your investment. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a hosted wallet service you use, may be able to misappropriate your Ohanae Coins and/or Equity Tokens if certain security measures implemented malfunction and/or fail. Any errors or malfunctions caused by or otherwise related to the wallet you choose to receive and store Ohanae Coins and Equity Tokens, including your own failure to properly maintain or use such wallet, may also result in the loss of your Ohanae Coins and/or Equity Tokens.

We note that, if Ohanae Securities receives approval to become a Special Purpose Broker Dealer (SPBD), Ohanae Securities will also rely upon public and private keys to custody digital asset securities – and investors will still be responsible for protecting and maintaining their own private keys.

Using a credit card to purchase Ohanae Coin, which investors must use to purchase the Class B Common Stock in this offering, may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of purchasing Ohanae Coin with a credit card. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the Ohanae Coin you buy, as well as the shares of Class B Common Stock you purchase with the Ohanae Coin. See “Plan of Distribution and Selling Security holders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. These increased costs may reduce the return on your investment. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment. The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options exercisable for its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares and the immediate dilution under various total investment scenarios. The dilution is based on the Company’s net asset value at June 30, 2022. We believe this method gives investors a better picture of what they will pay for their investment compared to previous investors and Company insiders than simply listing such transactions for the last 12 months.

	$10,000,000	$20,000,000	$30,000,000
	Raise	Raise	Raise
Price per share	$5.00	$5.00	$5.00
Shares issued	2,000,000	4,000,000	6,000,000
Capital raised	$10,000,000.00	$20,000,000.00	$30,000,000.00
Less: Offering costs	$(1,000,000.00)	$(2,000,000.00)	$(3,000,000.00)

Net offering proceeds to Company	$9,000,000.00	$18,000,000.00	$27,000,000.00
Net tangible book value pre-financing (1)	$(104,017.00)	$(104,017.00)	$(104,017.00)
Shares issued and outstanding pre-financing (2)	15,000,000.00	15,000,000.00	15,000,000.00
Shares issuable pursuant to exercise of stock options issued under the Company’s 2022 Equity Incentive Plan	1,244,889	1,244,889	1,244,889
Shares issuable in financing from Company	2,000,000.00	4,000,000.00	6,000,000.00
Post financing shares issued and outstanding	18,244,889.00	20,244,889.00	22,244,889.00
Net tangible book value per share prior to offering	$(0.0064)	$(0.0064)	$(0.0064)
Increase/(decrease) per share attributable to new investors	$0.49	$0.89	$1.22
Net tangible book value after offering	$8,895,983.00	$17,895,983.00	$26,895,983.00
Net tangible book value per share after offering	$0.49	$0.88	$1.21
Dilution per share to new investors	$4.51	$4.12	$3.79

(1)	Net tangible book value pre-financing as of June 30, 2022 is calculated as follows:

Total stockholders' equity at June 30, 2022	$592,483
Less: intangible assets	696,500
Equals tangible book value pre-financing	$(104,017)

(2)	Shares issued and outstanding pre-financing is calculated as follows.

Common Stock (Class A) outstanding at June 30, 2022	15,000,000
Common Stock (Class B) outstanding at June 30, 2022
Options outstanding at June 30, 2022*	1,244,889
Equals issued and outstanding pre-financing	16,244,889

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of that company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most companies until they are mature are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2021 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2022 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors (i.e., they get more shares than the new investors would for the same price). Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round”, the holders of the convertible notes will dilute existing equity holders, even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

Plan of Distribution

Ohanae is seeking to raise up to $30,000,000 in total through the sale of up to 6,000,000 shares of Class B Common Stock in this offering on a “best efforts” basis. Under Regulation A, the Company may only offer $75 million in securities during a rolling 12-month period. From time to time, we may seek to qualify additional shares.

Ohanae’s shares of Class B Common Stock are represented by “Ohanae Equity Tokens” – digital representations of our Class B Common Stock on the Ohanae Blockchain. As such, investors in this offering will receive one (1) Ohanae Equity Token for each one (1) share of Class B Common Stock purchased. As of the date of this Offering Circular, the Company has minted 6,000,000 Ohanae Equity Tokens, all of which are available for issuance.

Additionally, the Company will only accept payment for the Company’s Class B Common Stock in this offering using the Company’s internal digital currency, Ohanae Coin. The Ohanae Coin is structured as a cryptocurrency backed on a one-to-one basis by Signet, a tokenized representation of U.S. dollars for facilitating instant settlement, created by Signature Bank. Each Signet is representative of one (1) U.S. dollar held in the Company’s Signature Bank deposit account.

The minimum investment in this offering is $500 (500 Ohanae Coin), or 100 shares of the Class B Common Stock.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on www.ohanae.com on a landing page that relates to this offering, vdr.ohanae.com/projects/ohanae. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular on the Ohanae Platform.

The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold and the date at which this offering is earlier terminated by the Company, in its sole discretion.

When subscribers purchase our Ohanae Equity Tokens with Ohanae Coins, the transactions will settle instantly in real-time, with Ohanae Coin being received by the Company, and Ohanae Equity Tokens being issued to the subscriber (each, a “closing”). As such, the Company will undertake one or more closings on an ongoing basis. After each closing, Ohanae Coin tendered by investors will be available to the Company, and upon acceptance, will be deposited directly into the Company’s digital wallet set up to receive Ohanae Coin from investors in this offering. Ohanae Coin placed in the Company’s wallet may only be accepted by the Company in accordance with the subscription agreement between the Company and each subscriber. The Company may return any Ohanae Coins it receives if it decides that it will not accept an investor’s subscription for shares of Ohanae Equity Tokens. Additionally, the Company may reduce the size of a subscription or only partially fulfill a subscription with the unfulfilled portion still held in its bank account if fulfilling the full subscription amount would cause it to issue securities in excess of $30,000,000. At the discretion of the Company, the Company can convert Ohanae Coins into fiat, to the Company’s operating bank account at Signature Bank.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;
•	Review each investor’s subscription agreement to confirm such investor’s participation in this offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;
•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
•	Not provide any investment advice nor any investment recommendations to any investor;
•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and
•	Coordinate with third party providers to ensure adequate review and compliance.

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As compensation for the services listed above, the Company has agreed to pay Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering, such as, among other things, preparing the FINRA filing in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. The Company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to this offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. In addition, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in this offering to support this offering once the SEC has qualified this offering Statement and this offering commences. Assuming a fully-subscribed offering for the Units and all Warrants are exercised, the Company estimates that the total amount payable to Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $325,000.

Process of Subscribing

In order to subscribe for our Class B Common Stock in this offering, investors must:

1.	Go to www.ohanae.com, click INVEST, and you will be redirected to the Virtual Data Room (VDR) for our offering, where you can view information on our Company.
2.	Click “SIGN UP TO INVEST”, and you will be redirected to Ohanae Platform.
3.	Click “Sign In”.
4.	If you do not have an Ohanae® ID
a.	Download the Ohanae App (1)
b.	Sign Up to create an Ohanae® ID.
c.	Once Ohanae® ID is created, you will be guided via email to verify your identity.
d.	Once you are “KYC and AML Verified”, you will be guided via email to “Add Funds” to your account via wire transfer, debit, or credit card. (2)
e.	Funds deposited will be converted into Ohanae Coin (OUSD) automatically.
5.	If you have a verified Ohanae® ID, scan QR code to login, execute the Subscription Agreement, and invest using Ohanae Coin.
6.	You will receive Ohanae Equity Tokens instantly viewable from your dashboard.

(1) The Ohanae App is an app (available for download on Google Play and the App Store) designed to facilitate secure login to the Ohanae Platform through a blockchain powered secure authentication mechanism without the need for username and password. The Ohanae App enables private key protection (at-rest and in-motion), self-sovereign identity, password management, and secure file sharing, while permitting a familiar access from any device. Users must use the Ohanae App to log in to their accounts on the Ohanae Platform.

(2) Purchases of Ohanae Coin via credit card will be processed by PayPal. The Company estimates that processing fees for credit card subscriptions will be approximately 3.49% + $0.49 of total funds invested per transaction. The Company does not intend to pay these fees on behalf of investors in this offering.

You will be required to complete a subscription agreement using a digital signature in order to invest. Investors in our Class B Common Stock (represented by the Ohanae Equity Tokens) can only complete the subscription agreement on the Ohanae Platform.

The subscription agreement must be delivered to us and payment for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. Investors must purchase our Class B Common Stock with Ohanae Coin, which can be purchased via credit card or wire transfer.

The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

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No Escrow

We have not engaged an escrow agent to hold investors’ funds in this offering. The Company will directly receive all investments in this offering.

Transfer Agent

We have not engaged a third-party transfer agent. As a SEC registered transfer agent, we will maintain our own stockholder records for investors in this offering.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Selling Stockholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

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USE OF PROCEEDS TO ISSUER

The maximum gross proceeds we may receive from the sale of Class B Common Stock (represented by Ohanae Equity Tokens) in this offering is $30,000,000.

Our intended use of the gross proceeds from this offering are set forth below.

Use of Proceeds	Raise Amount
	$10,000,000	$20,000,000	$30,000,000

Software Transfer Agreement (1)	6.8%	3.4%	2.3%
Digital Asset Solutions (Engineering)	12.0%	13.0%	10.0%
Ohanae Coin “Reserve” (2)	50.0%	50.0%	50.0%
Offering Expenses (3)	10.0%	10.0%	10.0%
General and Administrative and Other Expenses (4)	21.2%	23.6%	27.7%
TOTAL	100%	100%	100%

(1)	Pursuant to the Software Agreement with Ohanae SG, the Company agreed to pay $680,000 to Ohanae SG upon closing on $680,000 in net proceeds from investments in this offering. The Company intends to pay this amount from the proceeds of this offering. See “Interest of Management and Others In Certain Transactions” for further details. A copy of this agreement is filed as exhibit 6.1 to the offering statement of which this offering circular forms a part.
(2)	See “The Company’s Business” for further details on the Ohanae Coin “Reserve”.
(3)	Includes commissions to Dalmore, as well as legal, accounting, and investor acquisition marketing expenses related to this offering.
(4)	Includes payment of salaries to officers of the Company, as well as officers of Ohanae Securities. Also includes expenses (legal, etc.) related to the Company’s and Ohanae Securities’ applications with FINRA to become a “special purpose broker-dealer” (including acting as a broker for Regulation A offerings of Equity Tokens, registering as an ATS for digital asset securities, and providing custody and settlement services for digital asset securities). Also includes operating expenses of the Company and Ohanae Securities.

Because this offering is a “best efforts” offering, we may close this offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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THE COMPANY’S BUSINESS

Overview

Ohanae, Inc. is a Delaware corporation incorporated in December 2019 for the purpose of developing and commercializing a digital financial technology infrastructure (the “Ohanae Platform”) that is intended to serve as an offering platform for offerings of digital representations of equity in tokenized form (“Equity Tokens”) under Regulation A and Regulation D, including providing an alternative trading system (“ATS”) for secondary trading, and cap table management services and transfer agent services to issuers on the Ohanae Platform. Additionally, the Company, through its wholly-owned subsidiary, Ohanae Securities, LLC, intends to offer broker-dealer services to offerings hosted on the Ohanae Platform, taking an active role in the promotion and sale of offerings on the Ohanae Platform. The Company (through Ohanae Securities, LLC) intends to operate under the circumstances set forth in the SEC’s policy statement entitled “Custody of digital asset securities by Special Purpose Broker-Dealers” (Release No. 34-90788), effective April 27, 2021 (the “Policy Statement”) and function as a special purpose broker-dealer, performing the full set of broker-dealer functions with respect to digital asset securities, including providing settlement and custody services exclusively for digital asset securities. Ohanae Securities will establish policies and procedures to, among other things, assess a given digital asset security’s distributed ledger technology and protect the private keys necessary to transfer the digital asset security, as described in the Policy Statement.

Ohanae’s vision is to create new, better ways for companies to raise capital, particularly through the issuance of Equity Tokens, as well as provide a means for investors to invest in and trade tokenized equity securities. One of the main intended uses of the Ohanae Platform is to provide the technological means and infrastructure for companies that raise capital to issue Equity Tokens on the Ohanae Blockchain. The Ohanae Platform is also intended to be capable of creating Equity Tokens of existing equity securities that have already been issued in traditional, non-tokenized form.

Ohanae believes that the Ohanae Platform will make it easier for companies to issue Equity Tokens in compliance with the established rules and regulations that govern the U.S. financial markets, including the Jumpstart Our Business Startups Act, the Securities Act, the Exchange Act, various SEC and Financial Industry Regulatory Authority (“FINRA”) regulations and requirements and other applicable federal and state securities laws rules and regulations.

Corporate History

Ohanae, Inc. was incorporated under the laws of the State of Delaware on December 3, 2019. On January 20, 2021, Ohanae, Inc. completed the acquisition of Quicksilver Securities, LLC, a SEC registered broker-dealer and a FINRA member. As a result, Quicksilver Securities, LLC became a wholly-owned subsidiary of the Company, and the Company subsequently changed its subsidiary’s name from Quicksilver Securities, LLC to Ohanae Securities, LLC. The purpose of acquiring a SEC registered broker-dealer and FINRA member was to provide the services to be offered to issuers and investors on the Ohanae Platform, certain of which require being licensed as a broker-dealer.

As of the date of this offering circular, the primary business of Ohanae Securities is to act as a broker-dealer, providing financial and strategy advisory services (including mergers and acquisitions), equity and debt capital raising and arranging private placement offerings. In 2021, Ohanae Securities filed a Continuing Membership Application (“CMA”) with FINRA to request approval to act as a special purpose broker-dealer for digital asset securities, including (i) acting as a broker-dealer for Regulation A offerings of Equity Tokens; (ii) providing settlement and custody services exclusively for digital asset securities; and (iii) operating an Alternative Trading System (ATS). The CMA application is under FINRA review as of the date of this offering circular.

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Principal Products and Services

Offering Platform

The Ohanae Platform is intended to operate as a technology platform connecting issuers and investors as a broker-dealer. The Ohanae Platform specifically is targeting issuers wishing to offer Equity Tokens – and only offerings of Equity Tokens will be hosted on the Ohanae Platform. The Ohanae Platform facilitates the following types of offerings that are exempt from registration under the Securities Act:

•	Rule 506(c) Offerings: We intend to host offerings under Rule 506(c) of Regulation D on the Ohanae Platform. Accredited investors are allowed to invest in these offerings and we intend to host these offerings either on a stand-alone basis or concurrently with other types of offerings, such as Regulation A. Under Rule 506(c), companies can use general solicitation to attract investors and there is no limit to the amount of money that can be raised. Ohanae Securities is approved by FINRA to conduct private placement offerings, and therefore may provide broker-of-record services for issuers’ 506(c) offerings on the Ohanae Platform, including mergers and acquisitions and referrals services.

•	Regulation A Offerings: We intend to host Regulation A offerings on the Ohanae Platform. These companies are seeking to raise anywhere from $100,000 to $75 million. Ohanae Securities is currently seeking approval from FINRA to provide broker-dealer services for Regulation A issuers. Once approved, Ohanae Securities will provide an array of services, including acting as a broker-dealer, assisting with due diligence, custodial accounts and coordinating vendors.

The Company does not charge issuers directly for hosting an offering on the Ohanae Platform. However, all issuers that use the Ohanae Platform for securities offerings must engage Ohanae Securities as a broker for the offering, as described below.

Broker-Dealer Services of Ohanae Securities

All issuers that use the Ohanae Platform for securities offerings must engage Ohanae Securities as a broker for the offering. Ohanae Securities will not be engaged as a broker for this offering. As stated in “Plan of Distribution and Selling Stockholders,” Dalmore will be the broker of record for this offering.

Broker of Record: As of the date of this offering circular, Ohanae Securities is licensed to act a “broker of record” for issuers in 506(c) Regulation D offerings of securities in non-digital form. As a “broker of record” for issuers’ offerings on the Ohanae Platform, Ohanae Securities provides operational and compliance services for issuers, such as:

•	“INVEST" button, where Ohanae, Inc. provides the technology for an issuer to accept investments online;
•	Reviewing investor information, including the investor’s subscription agreement, KYC ("Know Your Customer") data, AML ("Anti Money Laundering") and other compliance background checks, and will provide a recommendation to the issuer whether or not to accept an investor;
•	Contacting and/or notifying the issuer, if needed, to gather additional information or clarification on an investor as required for compliance purposes;
•	Maintaining confidentiality of investor details and data (except as required by regulators or as needed for AML and background checks);
•	Preparing necessary FINRA filings for offerings (i.e. 5110 filings for Regulation A offerings); and
•	Providing general ongoing consulting services for issuer’s offerings, such as coordination with third party vendors and general guidance with respect to this offering

For these services, Ohanae Securities intends to charge a flat $20,000 fee, plus a 1% commission on the gross proceeds raised in the offering. Ohanae Securities does not provide any investment advice nor any investment recommendations to any investors in connection with the above services.

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Investor Acquisition Marketing

Ohanae offers digital advertising services branded under the name “Ohanae Pitch”. These services are aimed at improving the success of campaigns of capital seekers on the Ohanae Platform through paid advertising. For a percentage of the net investments attributable to advertisements placed by Ohanae, our team will support companies with the creative design, purchase, and optimization of advertising across, but not limited to, Facebook, Instagram, LinkedIn, Twitter, and Google AdWords.

For issuers that desire this added service, Ohanae plans to engage third-parties to perform these services on behalf of the issuers on the Ohanae Platform.

Cap Table Management (SaaS)

Ohanae provides cap table management services to issuers on the Ohanae Platform. The Ohanae Platform includes a cap table management Software as a Service (SaaS). The Ohanae Platform provides real-time settlement between issuer and the investor. Users maintain their private key. In the case of loss of a private key by a user, Ohanae is able to recover the private key through a passphrase recovery service.

The Company will charge all issuers on the Ohanae Platform an annual cap table management fee of $12,500. This will apply to companies that issue securities on the Ohanae Platform as well as to any private companies that choose to list on our (intended) ATS for its liquidity benefits.

Transfer Agent

Ohanae, Inc. is a SEC registered transfer agent offering transfer agent services. We became a registered transfer agent on May 10, 2022. The transfer agent services we offer include tracking each investor’s account information and the amount of securities purchased and date purchased. Our goal is to provide a seamless service to our client companies on the Ohanae Platform. We have the ability to collect information on investors and their investments recorded on the Ohanae Platform. Therefore, when a company raises money on the Ohanae Platform, we will be notified. We will then capture this information into our redundant and secure database hosted in the cloud and encrypt for security purposes.

Ohanae believes that its status as a registered transfer agent enhances the cap table management (SaaS) services it currently offers.

Tokenization on the Ohanae Platform

Ohanae will offer companies on the Ohanae Platform “tokenization” services, in which Ohanae, in its capacity as a transfer agent, will create, on behalf of issuers on the Ohanae Platform, Equity Tokens that represent shares of the issuer’s equity securities.

Through a “tokenization” portal on the Ohanae Platform, an issuer will inform the Company of the class and number of shares of its capital stock that it wants to tokenize. Since each Equity Token on the Ohanae Platform will be a digital representation of shares of a company’s capital stock, the issuer’s articles (or certificate) of incorporation must authorize the class and number of shares the issuer desires to tokenize. Additionally, prior to tokenization, the Company will require that an issuer’s articles of incorporation authorize shares of the issuer’s capital stock to be represented by digital tokens that may be stored on one or more distributed electronic networks or databases.

Once the Company has received the information detailed above, and assuming the issuer is eligible as set forth above, the Company will create Equity Tokens representing the shares of capital stock of the issuer on the Ohanae Blockchain, and will assign an Equity Token symbol to the tokens. After that, the tokens are created on the Ohanae Platform, and are available for issuance.

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Tokenization services will be included as part of the company’s cap table management services, which is available for an annual fee of $12,500.

Technology Infrastructure of the Ohanae Platform

Ohanae Coin

Ohanae has created an internal digital currency (the “Ohanae Coin”) that is used as a common currency and sole means of payment for all transactions consummated on the Ohanae Platform. Issuers on the Ohanae Platform are required to accept the Ohanae Coin in exchange for issuing Equity Tokens. Additionally, in the future – assuming our ATS application is approved - all trading by investors of Equity Tokens on the Ohanae Platform will be conducted using the Ohanae Coin. Ohanae believes that having a single common currency will facilitate the process of comparing investment opportunities and executing transactions in a way that will benefit both issuers and investors, especially in multi-jurisdiction Equity Token issuances.

The Ohanae Coin is structured as a cryptocurrency backed on a one-to-one basis by Signet, a tokenized representation of U.S. dollars for facilitating instant settlement, created by Signature Bank. Each Signet is representative of one (1) U.S. dollar held in a Signature Bank deposit account. Ohanae Coin’s underlying value is directly tied to Signet’s value, which is directly tied to the U.S. dollar.

The Company presently intends to use approximately 50% of the proceeds of this offering to create an initial pool of approximately 13,500,000 Ohanae Coins, assuming that the maximum offering amount is raised. The Signets underlying the Ohanae Coin will be held in Ohanae’s customer account at Signature Bank (the “Reserve”). Thereafter, a number of Ohanae Coins will be created equal to the number of Signet held in the Reserve.

As discussed above, transactions on the Ohanae Platform will be required to be conducted using the Ohanae Coin. Potential investors wishing to purchase Equity Tokens through the Ohanae Platform will be required to first obtain Ohanae Coins. Payment for Ohanae Coins will be in U.S dollars or other fiat currencies as may be accepted by Ohanae from time to time. Ohanae will use such payments to acquire additional Signets that will be deposited into the Reserve and will issue a corresponding number of Ohanae Coins to the investor. The purpose of the Reserve is to facilitate real-time settlement of transactions on the Ohanae Platform (such as the purchase of Ohanae Coins). When a user on the Ohanae Platform purchases Ohanae Coin with fiat currency, Ohanae Coin will be issued to the user instantly from the Reserve, before the fiat currency submitted for the Ohanae Coin has been received by the Company. Once the fiat currency is received by the Company, those funds will be used to replenish the Reserve. Without a Reserve, Ohanae would not be able to issue Ohanae Coin to users until payment for the Ohanae Coin was received in their bank account, which could mean days of lag time between the purchase of the Ohanae Coin and the issuance of the Ohanae Coin to the purchaser. The Company intends to maintain an equal or greater amount of Signet in the Reserve than the number of Ohanae Coin minted at any given time, so that there is never a greater number of Ohanae Coin than the number of Signet in the Reserve.

At any time, investors will be entitled to surrender unspent Ohanae Coins in exchange for an equivalent amount of U.S. dollars (or another fiat currency as may be agreed to by Ohanae) less any applicable service fees, which may be approximately $35. Ohanae will not charge any transaction fees for exchanging Ohanae Coins to fiat currency. Issuers who have received Ohanae Coins from investors in connection with issuances of Equity Tokens will also be entitled to surrender such Ohanae Coins in exchange for an equivalent amount of U.S. dollars (or another fiat currency as may be agreed to by Ohanae) less any applicable transaction fees.

Identity Technology

The Ohanae Platform utilizes proprietary identity technology (the “Identity Technology”) that is an identity proofing method for users of the Ohanae Platform. In order to engage in activities on the Ohanae Platform, including, investing in, or trading tokenized equity securities, investors will have to provide certain information to Ohanae and will be subject to know your customer (“KYC”), anti-money laundering (“AML”), countering the financing of terrorism (“CFT”) and other screening due diligence as determined by Ohanae in its sole and absolute discretion from time to time and as required by applicable laws and regulations in the United States and other jurisdictions, as applicable.

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Ohanae will use its Identity Technology to create a unique identifier (an “Ohanae ID”) for each investor who successfully opens an account. Thereafter, through biometric recognition technology, investors will be able to log into the Ohanae Platform without the need to remember a password through facial recognition or by using a user-created passphrase. Ohanae ID is intended to allow users to link their account to a specific device such that an Ohanae ID account can only be accessed through that device.

Ohanae Blockchain

In general, blockchains and other distributed ledgers allow the storing of data in a cryptographically secure, auditable and immutable way. Using blockchain technology, the Ohanae Platform allows for a secure and immutable ledger, decentralized across 16 computer nodes, for transaction recordkeeping and storage of transaction data (the “Ohanae Blockchain”). Ohanae Blockchain is a permissioned blockchain based on the Quorum blockchain, an enterprise-focused version of the Ethereum blockchain. Due to its specific focus on enterprise needs, the Quorum blockchain includes enhanced privacy and permissioned-access elements to ensure the confidentiality of transactions as compared certain other public blockchains like the Bitcoin blockchain or Ethereum blockchain. The Ohanae Blockchain has been designed to execute and enforce applications that allow for counterparties to enter into digital, tokenized equity transactions with auditability and verifiability. In the Ohanae Blockchain, unless otherwise required by applicable laws and regulations, all tokenized equity transaction details are confidential and are intended to be shared only between the parties involved in the transaction and the Equity Token issuer.

The Ohanae Blockchain is a private, access-permissioned blockchain, that will initially be maintained by 16 validators who run computer nodes for the purpose of validating transactions to be recorded on the Ohanae Blockchain. The validators may be individuals or entities that will be selected by Ohanae from time to time in its discretion. The validators are not being compensated for running a node. The total number of validators may be changed from time to time by Ohanae as it determines may be necessary or appropriate. At least five (5) of the sixteen (16) initial validator nodes are expected to always be maintained and controlled by Ohanae. The number of nodes maintained and operated by Ohanae may increase or decrease as the total number of validator nodes being used increases or decreases.

The Company creates digital blockchain-based wallets for all users where they can store digital assets such as Ohanae Coins and digital asset securities. An authorization to access and manage assets on a digital blockchain-based wallet, often called a “private key,” will be accessible only by the user through biometric facial recognition or a passphrase linked to the user’s Ohanae ID. The Company will not have access to any users’ wallet or private key. Consequently, if a user loses its passphrase or is not able to log in using biometric facial recognition, there is a risk to the user of permanently losing access to the assets in the wallet. To mitigate this, the Company has created a recovery system where a user is able to designate a minimum of two “trustees” who may recover the user’s private key in the event the user is unable to access its account.

Ohanae Equity Token Protocol

Equity Tokens are digital representations of traditional securities such as common or preferred stock that are issued and traded using blockchain technology in which, among other things, a blockchain is used as a ledger for recording the transactions in, and ownership of, such securities. An Equity Tokens are akin to a traditional paper stock certificate, except that the Equity Tokens are maintained on Ohanae Blockchain.

To the extent permitted by applicable regulations, Equity Tokens may help to eliminate transactional frictions that have limited private investments from trading in secondary markets. It may be possible to incorporate certain applicable legal, regulatory and other issuer-designated trading parameters into the smart code of the Equity Token, such as limit the maximum number of token holders, and thus allow for the enforcement of such parameters automatically. This has the possibility to enhance the quality and speed of execution of secondary market transactions and reduce costs, while maintaining compliance with applicable securities laws rules and regulations.

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The Ohanae Platform is intended to provide a system of identity management through Ohanae ID, record-keeping, transaction processing and data computation to enhance and support existing capital market infrastructures. For companies raising capital, subject to satisfying applicable regulatory requirements as described in this offering circular, Ohanae intends that the Ohanae Platform will provide an infrastructure and user interface to offer equity securities represented by Equity Tokens and to record their ownership transfers on the Ohanae Blockchain (the “Ohanae Equity Token Protocol”).

The Ohanae Equity Token Protocol is expected to include a suite of smart contracts that function on the Ohanae Blockchain. The Ohanae Equity Token Protocol is intended to provide secure, fault-tolerant, transparent and fast transaction settlement for trading stock represented by Equity Tokens while remaining compliant with applicable regulatory requirements in such jurisdictions where issuers of equity securities represented by Equity Tokens are located. The Ohanae Equity Token Protocol is intended to provide methods for the issuance of equity securities represented by Equity Tokens in a manner that utilizes the Equity Token’s underlying smart contract to assist in satisfying applicable regulatory requirements of the jurisdictions where issuers and potential investors are located.

The smart contracts used in the Ohanae Equity Token Protocol address certain regulatory requirements of U.S. securities laws. Over time, securities laws requirements of other jurisdictions will be added to the smart contract coding. The ability to properly identify such relevant regulatory requirements and successfully modify the code for the smart contracts to address such requirements may be a complex and costly process and the ability of the Ohanae Platform to successfully service non-U.S. domiciled issuers or provide access to investors outside of the United States may be adversely affected if Ohanae is unable to expand the Ohanae Equity Token Protocol accordingly. Additionally, the ultimate responsibility for identifying and complying with such applicable regulations rests primarily with issuers and investors and not with Ohanae itself.

The Ohanae Equity Token Protocol is intended to provide tools that issuers can use for capitalization table management. Certain shareholding and cap table information is intended to be stored by issuers on the Ohanae Blockchain and, subject to applicable regulations, could eventually be accessible to the issuer, investors, and our Company (as the transfer agent for all issuers on the Ohanae Platform) in order to track ownership and transfers of equity securities represented by Equity Tokens.

Planned Products and Services

We intend to have Ohanae Securities operate as a special purpose broker-dealer, performing the full set of broker-dealer functions with respect to digital asset securities under the circumstances set forth in the Policy Statement.

Regulation A Broker-Dealer

Ohanae Securities’ CMA is currently under review by FINRA to act as a broker-dealer for Regulation A offerings. Assuming Ohanae Securities receives this license, it will be able to offer broker-dealer services to issuers of Equity Tokens in Regulation A offerings. When engaged as a broker-dealer, Ohanae Securities will charge issuers on the Ohanae Platform a “success fee” of 3% of the funds raised on the Ohanae Platform (2% in cash, 1% in equity of the issuer). Only offerings of Equity Tokens will be hosted on the Ohanae Platform.

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Ohanae ATS

We are currently seeking regulatory approval from FINRA for Ohanae Securities to launch an alternative trading system (ATS) to facilitate the secondary trading of Equity Tokens on the Ohanae Blockchain in the United States through the Ohanae Platform. An ATS is a trading system that meets the definition of an “exchange” under U.S. federal securities laws but is not required to register as a national securities exchange if the ATS operates under the exemption provided under Exchange Act Rule 3a1-1(a). To operate under this exemption, an ATS must, among other things, be regulated as a broker-dealer. The goal of the Ohanae ATS will be to increase liquidity for securities sold in Regulation A and Regulation D offerings on the Ohanae Platform. Sales of securities sold under Regulation A on the Ohanae Platform will be permitted immediately, while holders of securities sold under Regulation D will need to wait one year in order to comply with the transfer restrictions to participate on the Ohanae ATS. The Ohanae ATS will only host Equity Tokens on the Ohanae Blockchain, and only users with verified accounts on the Ohanae Platform will be able to access the Ohanae ATS.

All trades on the Ohanae ATS will be effected by Ohanae Securities. Ohanae Securities will act as a market maker, utilizing Automated Market Maker (AMM) technology to facilitate trading 24x7 on the Ohanae ATS. When there is a matching “bid” and “ask” for securities on the Ohanae ATS, Ohanae Securities will act as dealer in that transaction, and will act as the counterparty to each of the buyer and the seller, so that the buyer and seller do not transact directly with each other, but through Ohanae Securities.

Assuming regulatory approvals are received, Ohanae Securities intends to charge issuers an annual listing fee of $12,500 to list their Equity Tokens on the Ohanae ATS.

Custody of digital asset securities

We intend to have Ohanae Securities provide settlement and custody services exclusively for digital asset securities, under the circumstances set forth in the Policy Statement for the purpose of maintaining custody of digital asset securities. The SEC has taken the position, for a period of 5 years, that a broker-dealer operating as a special purpose broker-dealer will not be subject to an SEC enforcement action on the basis that the broker-dealer deems itself to have obtained and maintained physical possession or control of customer fully paid digital asset securities. Special purpose broker-dealers may not deal in or conduct brokerage activities in traditional securities. All other applicable broker-dealer regulations and federal securities laws apply to special purpose broker-dealers and their activities.

Ohanae Securities has submitted a CMA with FINRA to act as a Special Purpose Broker-Dealer (SPBD) for digital asset securities, which is under review as of the date of this offering circular. In this CMA, the Company has applied to provide the following services as a SPBD, once approved.

We note that Ohanae Securities will not custody Signet on behalf of the Company. Ohanae’s Signet is kept in Ohanae’s “FBO” (For Benefit Of) client account at Signature Bank, which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Since Ohanae Securities does not currently hold any digital assets or digital asset securities, it does not have insurance to cover the value of any such assets. Ohanae Securities has no current plans to obtain such insurance in the near future.

Fractionalized Real Estate

Ohanae, Inc. intends to establish and manage a Delaware Series Limited Liability Company that is focused on facilitating investment in real estate utilizing offerings of Equity Tokens on the Ohanae Platform. Ohanae, Inc, is still in the planning stage with respect to this endeavor and is exploring how to best implement its strategy to capitalize on what it believes is an opportunity in the real-estate sector.

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Intellectual Property

On January 1, 2021, Ohanae entered into a software transfer agreement, which was subsequently amended on February 18, 2022 (as amended, the “Software Agreement”) with Ohanae Pte Ltd, a Singapore company and holder of 2.24% of Ohanae’s Class A Common Stock (“Ohanae SG”). Pursuant to the Software Agreement, effective January 1, 2021, Ohanae SG assigned and transferred to Ohanae all of its title and ownership in all intellectual property owned by Ohanae SG related to certain software code, documentation, specifications and marketing materials with respect to integral aspects of the Ohanae Platform involving security, the Identity Technology, reporting tools and Ohanae Coin technology (collectively, “Key IP”). Such Key IP includes the software underlying the Ohanae Platform that implements the tokenization, record-keeping, digital identity creation and management, smart contracts, and other features which are protected by copyright, as well as all related trade secrets and knowhow.

As consideration for the Key IP, pursuant to the terms of the Software Agreement, Ohanae issued 15,000,000 shares of its Class A Common Stock to Ohanae SG, representing 100% of its Common Stock at the time, and 100% of its issued and outstanding Class A Common Stock as of the date of this offering circular, and agreed, upon closing on at least $680,000 in net proceeds from this offering, to make an additional payment of $680,000. There is no deadline by which this payment must be made, and if Ohanae does not close upon $680,000 in net proceeds in this offering, Ohanae SG agreed that Ohanae may pay this amount from other sources of funding in the future. Of the 15,000,000 shares of Class A Common Stock issued to Ohanae SG, Ohanae SG has distributed 14,597,419 shares of Class A Common Stock to its shareholder, Ohanae, Inc., a California corporation (“Ohanae CA”), which has in turn transferred those shares to its shareholders.

Also, on September 20, 2020, Ohanae entered into a patent assignment agreement (the “Patent Agreement”) with Gregory Hauw to acquire all right, title and interest in and to U.S. patent No. 10,623,400, granted on April 14, 2020 (the “Patent”) relating to the Identity Technology. Such Patent includes a system for securely capturing user specific binary identification information. This system uses user specific binary information to generate a secured primary code, thereby generating strong user credentials for accessing web based or application logins, intercepting credential requests from local applications or remote web sites, regenerating strong user credentials, using the secure primary code to generate encryption keys for the protection of data, and using secure primary code protection in conjunction with subsidiary key exchanges to securely allow data sharing. As consideration for the Patent, Ohanae paid a cash consideration of $1.

In addition, Ohanae owns the trademark “OHANAE” (register number E5813583). The registration with the U.S. Patent and Trademark Office was originally obtained on July 23, 2019 by Ohanae CA, who assigned the trademark to Ohanae through an assignment agreement dated June 26, 2020 (the “Trademark Agreement”).

Support Services

Our Company is focused on our core competencies and therefore we strategically engage with third party companies who help us accomplish our non-core tasks. We rely on the Microsoft Azure for cloud infrastructure and backup for the Ohanae Platform.

Market

Through the Ohanae Platform, we intend to provide a holistic solution for the entire life cycle of an issuer offering equity securities represented by Equity Tokens in Regulation A and Regulation D offerings, starting from the issuance and initial sale to ongoing trading.

Regulators have recently expanded the definition of accredited investors, increased the size of Regulation A issuances that are available to a broader set of investors, and released the Policy Statement, setting forth circumstances in which broker-dealers could act as a “Special Purpose Broker Dealer”, which we believe is meant to encourage innovation. We believe the timing is right to launch a new kind of investment bank.

According to the annual report of the SEC’s Office of the Advocate for Small Business Capital Formation for Fiscal Year 2021, private securities, with $3.2 trillion issued in 2021, is almost twice the size of the public securities market.

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According to investment research and data monitoring platform Pitchbook, global crowdfunding grew from $8.61 billion in 2020 to $113.52 billion last year.

November and December 2021 were also peak months for Regulation A capital raises, which suggests that 2022 will double the amount raised in 2021.

Regulation A

Amended Regulation A became effective June 19, 2015. According to the SEC, the size of the Regulation A market increased to approximately $1.7 billion from July 1, 2020 to June 30, 2021 from approximately $1.3 billion for the period from July 1, 2019 to June 30, 2020. We believe the market for Regulation A will continue to grow as more companies become aware of the ability to raise capital through crowdfunding platforms. Because it permits a maximum raise of $75 million every 12 months, we believe this rule is well suited for small and midsize businesses. We believe the recent administrative change to increase the maximum offering amount from $50 million to $75 million and the change to permit SEC-reporting companies to make offerings in reliance on Regulation A will increase the size of the market and make offerings under Regulation A more appealing form of capital formation for some companies. Further, we expect our broker-dealer capabilities, assuming we become fully-licensed for all such services we intend to provide, will enable us to increase the scope of services offered to our clients.

Rule 506(c)

Offerings under Regulation D include those under Rule 506(b), Rule 506(c), and Rule 504. According to the SEC, the size of the Rule 506(b) market was approximately $1.9 trillion, the Rule 506(c) market was approximately $124 billion and the Rule 504 market was approximately $313 million for the period from July 1, 2020 to June 30, 2021. The vast majority of the sales were through Rule 506(b), which does not allow for general solicitation and allows for some non-accredited investors as well as less stringent requirements for verifying accredited status. Based on this information, we believe there is large potential market for online sales under Rule 506(c).

Rule 506(c) offerings can be less cost-prohibitive way to raise capital from accredited investors, given that it a relatively low cost of entry. Further, recent expansion of the definition of an “accredited investor” may widen the pool of potential investors. We estimate it can cost under $10,000 to prepare an offering under Rule 506(c). There is no limitation on the amount raised, which makes this rule attractive to companies who just completed a Regulation Crowdfunding offering or are planning a Regulation A campaign in the near future. This exemption can be used together with Regulation A. For Regulation A offerings, this exemption can be used as a fundraising option prior to the launch of the offering, because of the time it takes to get a Regulation A offering qualified.

Transfer Agent Services

The exemptions provided by Regulation A and Regulation Crowdfunding include conditional exemptions from the registration requirements of the Exchange Act. One of the conditions is that should the number of a company’s securityholders and/or the value of a company’s assets exceed a certain threshold, a company needs to use a registered transfer agent to avoid the requirement that the company become a fully-registered company with the SEC — an expensive proposition for many of these small companies. Therefore, the market for our transfer agent services includes all companies that have previously raised funds or intend to raise funds through Regulation A and Regulation Crowdfunding offerings. Currently, we mainly market our services to our current clients.

Competition

In general, with respect to offerings under Rule 506(c) and Regulation A, we compete with other platforms, hosting services and traditional broker-dealers. Some of our competitors include StartEngine and SeedInvest.

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We believe that the Ohanae Platform’s competitive advantage will come from its ability to provide a holistic solution for the entire life cycle of equity securities represented by Equity Tokens starting from the issuance and initial sale to ongoing trading. Presently, an issuer of equity securities represented by Equity Tokens must engage several service providers since many of our competitors are offering only some of the services that are intended to be offered by the Ohanae Platform. However, we have not identified any other company whose services and products would, in our view, offer as holistic, end-to-end support for offerings of equity securities represented by Equity Tokens with real-time payments and offering settlement, cap table management and secondary trading as the Ohanae Platform intends to eventually offer.

Based on our analysis, in equity tokenization – i.e. creating Equity Tokens representing shares of an issuer’s equity securities - we expect to compete with companies that assist issuers in creating Equity Tokens, such as Securitize. While many of these companies have proven that there is market demand for issuing and investing in Equity Tokens, we do not believe these competitors offer the totality of Equity Token creation and trading features contemplated by the Ohanae Platform and Ohanae Securities.

Whereas there are trading platforms that offer broker-dealer services and an ATS platform such as Rialto Markets, we do not believe that any of them have the capabilities to do equity tokenization or use smart contracts for automated regulatory compliance.

Further, we believe that the security features of the Ohanae Blockchain and the Ohanae Platform provide robust protection from cybersecurity threats for our users. As a permissioned blockchain, it is impossible for digital assets on the Ohanae Blockchain (i.e. Ohanae Coin, Ohanae Equity Tokens) to be transferred to a public blockchain. As such, in the case of a cybersecurity breach in which an unauthorized party gains access to a customer’s account, any attempted transfer of Ohanae Coin or Ohanae Equity Tokens from the investor’s account by the unauthorized party could only be to another account on the Ohanae Platform. At all times, Ohanae, as Transfer Agent, will have the ability to “force transfer” digital assets on the Ohanae Blockchain from one user’s digital wallet to another – and therefore could reverse any unauthorized transfers of a user’s digital assets by a bad actor. Additionally, in order to open an account on the Ohanae Platform, a user must go through KYC, AML, and CFT screening – as such, we believe this significantly reduces the likelihood that a potential bad actor would be able to open an account on the Ohanae Platform to enable the transfer any misappropriated digital assets. Finally, the Company does not store private keys required to access digital wallets on behalf of customers. Customers maintain their own private keys – and the Company has no access to those keys. As such, there is no central depository from which all private keys on the Ohanae Platform could be accessed by an unauthorized party.

We therefore anticipate that, assuming we receive all necessary regulatory approvals, we will offer the most comprehensive and secure set of services in the space. Consequently, we believe we are uniquely positioned to provide a holistic solution for issuance of equity securities represented by Equity Tokens, tracking of equity ownership, investing and trading, while the competitors remain focused on a more limited number of products or on a narrower scope. We expect that our clients will benefit and seek to engage a platform that can offer an end-to-end one-stop solution.

Employees

As of November 15, 2022, Ohanae, Inc. had 4 full-time employees, and 9 part-time employees; and Ohanae Securities had 3 part-time employees.

Regulation

In order to host Regulation A and Regulation D offerings on the Ohanae Platform, we are required to comply with a variety of state and federal securities laws as well as the requirements of FINRA, a national securities association of which our broker-dealer subsidiary, Ohanae Securities, is a member. Further, as a registered transfer agent, we are required to comply with a variety of state and federal securities laws and laws that govern transfer agents, as well as laws aimed at preventing fraud, tax evasion and money laundering

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Regulation A and Regulation D

Broker-Dealer Regulations

Our subsidiary, Ohanae Securities, is registered as a broker-dealer with the SEC and a member of FINRA. The registration process not only includes registering with the SEC, but also requires membership in a self-regulatory organization (in our case, we are a member of FINRA) and in the Securities Investor Protection Corporation (“SIPC”), compliance with state requirements and making sure that our associate persons satisfy all applicable qualification requirements.

SEC Requirements

Since Ohanae Securities became a broker-dealer, it has been required to comply with extensive SEC regulations with respect to its conduct and the processing of transactions. These include requirements related to conduct, financial responsibility, and other requirements such as those that relate to communications, anti-money laundering (AML) and ongoing internal controls and governance. In addition, Ohanae Securities is seeking approval to expand its broker-dealer activities to Regulation A offerings. Ohanae Securities, if approved, believes its regulatory obligations will remain largely the same.

FINRA Requirements

Since Ohanae Securities became a member of FINRA as a broker-dealer, it has been subject to FINRA’s supervisory authority and is required to comply with FINRA’s rules and regulations. These rules and regulations include many similar requirements to those of the SEC, and in many cases are broader in scope and provide more specificity. FINRA also has rules regarding conduct, compliance and codes of procedure. For instance, FINRA members must comply with NASD's Rules of Fair Practice, which broadly speaking requires broker-dealers to observe high standards of commercial honor and just and equitable principles of trade in conducting their business. There are also rules that relate to use of manipulative, deceptive or other fraudulent devices, suitability, payments to unregistered persons, know your customer, supervision of our employees and responsibilities related to associated persons, financial soundness, recordkeeping, maintaining procedures, arbitration for customer disputes, AML and submitting to ongoing supervision. We are also required to undertake due diligence investigations with respect to Regulation A and Regulation D offerings.

Conduct Requirements

In general, many of the rules that govern broker-dealers stem from antifraud provisions under the Exchange Act; these requirements are broad in scope and prohibit misstatements or misleading omissions of material facts, and fraudulent or manipulative acts and practices, in connection with the purchase or sale of securities. Specifically, the following rules apply:

•	Section 9(a) of the Exchange Act prohibits particular manipulative practices regarding securities registered on a national securities exchange.

•	Section 10(b) of the Exchange Act prohibits the use of "any manipulative or deceptive device or contrivance" in connection with the purchase or sale of any security.

•	Section 15(c)(1) of the Exchange Act prohibits broker-dealers from effecting transactions in, or inducing the purchase or sale of, any security by means of "any manipulative, deceptive or other fraudulent device" in over-the-counter markets

•	Section 15(c)(2) of the Exchange Act prohibits a broker-dealer from making fictitious quotes in over-the-counter markets

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Antifraud specific requirements include those related to:

•	Duty of fair dealing (e.g., charging reasonable fees, promptness of executive orders, and disclosing specified material information as well as any conflict of interest);

•	Regulation Best Interest (e.g., a duty to act in the “best interests” of retail customer (defined as natural persons and their legal representatives), which includes certain disclosure and care obligation and compliance obligations as well as maintaining policies and procedures to minimize the effects, if any, of conflicts of interest);

•	Duty of best execution (e.g., a duty of execution requires that based on the circumstances requirement to find the most favorable terms for a customer;

•	Customer confirmation (e.g., at or before the completion of transaction certain information must be provided to customers, including specifics on the sale, the payment that the broker-dealer receives, etc.);

•	Disclosure of credit terms;

•	Restrictions on short sales;

•	Trading during an offering; and

•	Restrictions on insider trading.

Finally, broker-dealers are governed by requirements regulating employees and individuals associated with the broker-dealer.

Financial Responsibility Requirements

Financial responsibility and operations requirements include: net capital requirements, margin requirements, customer protection requirements (e.g., reserve account and segregation of customer assets), risk assessment requirements, financial reporting (including an independent audit), and recordkeeping requirements. The minimum net capital requirement for Ohanae Securities is $250,000. As a self-clearing broker-dealer Ohanae Securities is specifically obligated under net capital requirements to maintain a sufficient level of net capital to cover any open trades that fail to settle.

Anti-Money Laundering

The Bank Secrecy Act, as amended by the USA PATRIOT ACT of 2001 (the “BSA/USA PATRIOT Act”), requires broker-dealers to develop anti-money laundering (“AML”) programs to assist in the prevention and detection of money laundering and combating terrorism. Broker-dealers are also subject to U.S. sanctions laws administered by the Office of Foreign Assets Control and are expected to have policies and procedures in place to comply with these laws.

Other Requirements

Broker-dealers are subject to a host of other rules and requirements including: mandatory arbitration, submitting for SEC and FINRA examinations, maintaining and reporting information on the broker-dealers affiliates (in our case, this includes the parent organization as well as the other subsidiaries), following electronic media and communication guidelines as well as maintaining an AML program.

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Liability

Under our arrangements that do not use the services of our broker-dealer subsidiary, Section 12(a)(2) of the Securities Act, which applies to Regulation A, imposes liability for misleading statements not only on the issuers of securities but also on “sellers,” which includes brokers involved in soliciting an offering. Rule 10b-5 under the Exchange Act generally imposes liability on persons who “make” or disseminate misleading statements. Currently, the information presented on the Ohanae Platform is driven by the issuers. Additional liability may arise from as-yet untested provisions such as Section 9(a)(4) of the Exchange Act, discussed above.

Broker-dealers are subject to heightened standards of liability. Not only do broker-dealers have potential liability under Section 12(a)(2) but we also are subject to liability under Rule 10b-5. Broker-dealers may also be subject to liability for failure to comply with SEC and FINRA requirements, including claims that we can be held liable for the behavior of our agents (control person liability), claims regarding unsuitable recommendations, violations of margin rules, breach of contract, common law claims of fraud and various claims under state laws.

Regulation S

Regulation S provides that the registration requirements of the Securities Act do not apply to offers and sales of securities that occur outside the United States. Regulation S provides safe harbors that provide specific conditions for transactions so that the transactions will be deemed to occur outside the United States, including the imposition of “distribution compliance periods” during which securities may not be resold or transferred to “U.S. persons”. The distribution compliance periods vary accordingly to whether the issuer of securities is a domestic or foreign company and whether or not the issuer’s securities are registered under the Exchange Act and subject to ongoing reporting obligations thereunder. The securities that we are most likely to host on the Ohanae Platform in Regulation S offerings are those of non-reporting U.S. issuers, whose equity securities are subject to a one-year distribution compliance period, and whose non-equity securities are subject to a 40-day distribution compliance period. During the distribution compliance period, purchasers of the securities are required to certify that they are not U.S. persons, and agree to resell only to non-U.S. persons. Securities professionals are required to deliver confirmations to buyers of securities stating that these resale restrictions apply to the buyers. Disclosure of these restrictions are also required to be made in selling materials and on the securities themselves. “U.S. persons,” are defined in Regulation S, which includes natural persons resident in the United States, partnerships and companies organized under U.S. law, estates and trusts of which administrators, executors or trustees are U.S. persons, discretionary accounts held by a U.S. fiduciary for U.S. persons, non-discretionary accounts held for the benefit of U.S. persons, and certain foreign partnerships and companies created by U.S. persons. These conditions may require limiting access to campaign pages to non-U.S. based internet addresses.

Issuers that rely on Regulation S are still required to comply with the requirements of the jurisdiction in which their securities are sold.

Operation of ATSs

Ohanae Securities is seeking approval to operate an alternative trading system for secondary trading of securities. Ohanae Securities, if approved, will need to comply with extensive SEC regulations with respect to its conduct and its execution and clearance of transactions.

ATSs must be operated by registered broker-dealers and must submit for satisfactory review by the SEC the information required on Form ATS. FINRA will also review the company’s Form ATS submission. Information contained in the Form ATS submission covers the operations of the ATS and a description of how the ATS will comply with the requirements of Regulation ATS, which includes details on the following:

•	how the system operates (e.g., details on how orders are entered and transactions are executed, reported, cleared and settled);

•	securities traded on the ATS; and

•	subscribers and authorized users as well as access to the ATS.

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Other information required to be provided includes descriptions of the processes for verification of ownership and stock transfer; getting an issuer symbol; ATS system capacity, security and contingency planning and access to the ATS. Further, the personnel involved in performing brokerage functions related to the ATS must be properly licensed with FINRA and appropriate state securities regulators.

Further, operating an ATS, means that we also need to ensure compliance with relevant state laws, referred to as blue sky requirements. While states are preempted from many facets of initial offerings (e.g., in Regulation A) secondary offerings, the type that will occur on our ATS, are not pre-empted under state laws. Therefore, even though a security may be freely tradeable under federal laws, our ATS and issuers will need to comply with the blue sky requirements as well.

Special Purpose Broker Dealer Regulation

In December 2020, the SEC issued a Policy Statement where the SEC set forth its position that, for a period of five years, a broker-dealer meeting the conditions set forth below would not be subject to SEC enforcement action on the basis that the broker-dealer deems itself to have obtained and maintained physical possession or control of customer fully paid and excess margin digital asset securities:

•	The broker-dealer has access to the digital asset securities and the capability to transfer them on the associated distributed ledger technology;

•	The broker-dealer limits its business to dealing in, effecting transactions in, maintaining custody of, and/or operating an alternative trading system for digital asset securities; provided a broker-dealer may hold proprietary positions in traditional securities solely for the purposes of meeting the firm’s minimum net capital requirements under Rule 15c3-1, or hedging the risks of its proprietary positions in traditional securities and digital asset securities;

•	The broker-dealer establishes, maintains, and enforces reasonably designed written policies and procedures to conduct and document an analysis of whether a particular digital asset is a security offered and sold pursuant to an effective registration statement or an available exemption from registration, and whether the broker-dealer meets its requirements to comply with the federal securities laws with respect to effecting transactions in the digital asset security, before undertaking to effect transactions in and maintain custody of the digital asset security;

•	The broker-dealer establishes, maintains, and enforces reasonably designed written policies and procedures to conduct and document an assessment of the characteristics of a digital asset security’s distributed ledger technology and associated network prior to undertaking to maintain custody of the digital asset security and at reasonable intervals thereafter;

•	The broker-dealer does not undertake to maintain custody of a digital asset security if the firm is aware of any material security or operational problems or weaknesses with the distributed ledger technology and associated network used to access and transfer the digital asset security, or is aware of other material risks posed to the broker-dealer's business by the digital asset security;

•	The broker-dealer establishes, maintains, and enforces reasonably designed written policies, procedures, and controls that are consistent with industry best practices to demonstrate the broker-dealer has exclusive control over the digital asset securities it holds in custody and to protect against the theft, loss, and unauthorized and accidental use of the private keys necessary to access and transfer the digital asset securities the broker-dealer holds in custody;

•	The broker-dealer establishes, maintains, and enforces reasonably designed written policies, procedures, and arrangements to: (i) specifically identify, in advance, the steps it will take in the wake of certain events that could affect the firm’s custody of the digital asset securities, including, without limitation, blockchain malfunctions, 51% attacks, hard forks, or airdrops; (ii) allow for the broker-dealer to comply with a court-ordered freeze or seizure; and (iii) allow for the transfer of the digital asset securities held by the broker-dealer to another special purpose broker-dealer, a trustee, receiver, liquidator, or person performing a similar function, or to another appropriate person, in the event the broker-dealer can no longer continue as a going concern and self-liquidates or is subject to a formal bankruptcy, receivership, liquidation, or similar proceeding;

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•	The broker-dealer provides written disclosures to prospective customers: (i) that the firm is deeming itself to be in possession or control of digital asset securities held for the customer for the purposes of paragraph (b)(1) of Rule 15c3-3 based on its compliance with this SEC position; and (ii) about the risks of investing in or holding digital asset securities that, at a minimum: (a) prominently disclose that digital asset securities may not be “securities” as defined in SIPA-and in particular, digital asset securities that are “investment contracts” under the Howey test but are not registered with the SEC are excluded from SIPA’s definition of “securities” and thus the protections afforded to securities customers under SIPA may not apply; (b) describe the risks of fraud, manipulation, theft, and loss associated with digital asset securities; (c) describe the risks relating to valuation, price volatility, and liquidity associated with digital asset securities; and (d) describe, at a high level that would not compromise any security protocols, the processes, software and hardware systems, and any other formats or systems utilized by the broker-dealer to create, store, or use the broker-dealer’s private keys and protect them from loss, theft, or unauthorized or accidental use; and

•	The broker-dealer enters into a written agreement with each customer that sets forth the terms and conditions with respect to receiving, purchasing, holding, safekeeping, selling, transferring, exchanging, custodying, liquidating and otherwise transacting in digital asset securities on behalf of the customer.

Broker-dealers meeting these conditions are referred to in the Policy Statement as “Special Purpose Broker Dealers.”

We intend for Ohanae Securities to act as a “Special Purpose Broker Dealer”. In order to meet the requirements set forth in the Policy Statement to be considered a special purpose broker-dealer, Ohanae Securities’ business will be limited to transactions in digital asset securities. Ohanae Securities has filed a Continuing Membership Application (CMA) with FINRA to operate in this capacity, which is currently under review. As part of this process, Ohanae Securities is working towards establishing policies and procedures meeting the foregoing conditions.

Transfer Agent Regulations

As a SEC registered transfer agent, we are required to comply with all applicable SEC rules, which predominantly includes the rules under Section 17A(c) of the Exchange Act. The requirements for transfer agents include:

•	minimum performance standards regarding tracking, recording and maintaining the official record of ownership of securities of a company and related recordkeeping and reporting rules;

•	timely and accurate creation of records for security holders; and

•	related safeguards and data security requirements for fraud prevention.

In addition, we are required to comply with various state corporate and securities laws as well as provisions of the Anti-Money Laundering (AML) regulations, Office of Foreign Assets Regulations (OFAC) and the Foreign Account Tax Compliance Act (FATCA).

Litigation

From time to time we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are currently not a party to any material legal proceeding.

The Company’s Property

We do not own any significant property. We are currently working remotely. We have a service agreement for our office space at 1460 Broadway, New York, NY 10036, which is a co-working space. It is a month-to-month agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Company Overview

Ohanae, Inc. is a Delaware corporation incorporated in December 2019 for the purpose of developing and commercializing a digital financial technology infrastructure (the “Ohanae Platform”) that is intended to serve as an offering platform for offerings of digital representations of equity in tokenized form (“Equity Tokens”) under Regulation A and Regulation D, including providing an alternative trading system (“ATS”) for secondary trading, and cap table management services and transfer agent services to issuers on the Ohanae Platform. Additionally, the Company, through its wholly-owned subsidiary, Ohanae Securities, LLC, intends to offer broker-dealer services to offerings hosted on the Ohanae Platform, taking an active role in the promotion and sale of offerings on the Ohanae Platform. The Company (through Ohanae Securities, LLC)intends to operate under the circumstances set forth in the SEC’s policy statement entitled “Custody of digital asset securities by Special Purpose Broker-Dealers” (Release No. 34-90788), effective April 27, 2021 (the “Policy Statement”) and function as a special purpose broker-dealer, performing the full set of broker-dealer functions with respect to digital asset securities, including providing settlement and custody services exclusively for digital asset securities. Ohanae Securities will establish policies and procedures to, among other things, assess a given digital asset security’s distributed ledger technology and protect the private keys necessary to transfer the digital asset security, as described in the Policy Statement.

Ohanae’s vision is to create new, better ways for companies to raise capital, particularly through the issuance of Equity Tokens, as well as provide a means for investors to invest in and trade tokenized equity securities. One of the main intended uses of the Ohanae Platform is to provide the technological means and infrastructure for companies that raise capital to issue Equity Tokens on the Ohanae Blockchain. The Ohanae Platform is also intended to be capable of creating Equity Tokens of existing equity securities that have already been issued in traditional, non-tokenized form.

Ohanae believes that the Ohanae Platform will make it easier for companies to issue Equity Tokens in compliance with the established rules and regulations that govern the U.S. financial markets, including the Jumpstart Our Business Startups Act, the Securities Act, the Exchange Act, various SEC and Financial Industry Regulatory Authority (“FINRA”) regulations and requirements and other applicable federal and state securities laws rules and regulations.

Corporate History

Ohanae, Inc. was incorporated under the laws of the State of Delaware on December 3, 2019. On January 20, 2021, Ohanae, Inc. completed the acquisition of Quicksilver Securities, LLC, a SEC registered broker-dealer and a FINRA member. As a result, Quicksilver Securities, LLC became a wholly-owned subsidiary of the Company, and the Company subsequently changed its subsidiary’s name from Quicksilver Securities, LLC to Ohanae Securities, LLC. The purpose of acquiring a SEC registered broker-dealer and FINRA member was to provide the services to be offered to issuers and investors on the Ohanae Platform, certain of which require being licensed as a broker-dealer.

As of the date of this offering circular, the primary business of Ohanae Securities is to act as a broker-dealer, providing financial and strategy advisory services (including mergers and acquisitions), equity and debt capital raising and arranging private placement offerings. In 2021, Ohanae Securities filed a Continuing Membership Application (“CMA”) with FINRA to request approval to act as a special purpose broker-dealer for digital asset securities, and operation of an Alternative Trading System (ATS). The CMA application is under FINRA review as of the date of this offering circular.

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Results of Operations

For the six months ended June 30, 2022 and 2021

Revenues. The Company has not generated revenues to date from its principal operations. The Company generated insignificant revenues of $57 during the six months ended June 30, 2022 from a one-time license fee in connection with licensing certain technology owned by the Company to an individual.

Operating Expenses. The Company’s operating expenses were $488,227 for the six months ended June 30, 2022, a significant increase from $192,717 for the six months ended June 30, 2021. The largest components of the Company’s operating expenses for the six months ended June 30, 2022 were professional fees ($125,702) and compensation expenses to the Company’s officers ($231,910). Professional fees and executive officer compensation during the six months ended June 30, 2021 were $100,000 and $15,370, respectively. Professional expenses were higher during the six months ended June 30, 2022 as the Company incurred legal and other expenses in connection with this offering, as well as in connection with its FINRA applications described elsewhere in this offering circular. Compensation expenses increased during the six months ended June 30, 2022 as a result of the Company directly paying certain compensation expenses that were previously covered by Ohanae SG and Ohanae CA during the six months ended June 30, 2021. The Company also incurred higher travel, marketing, IT and technology, and general and administrative expenses during the six months ended June 30, 2022 compared to the same period in 2021, as the Company devoted additional resources towards developing its products and technology and increasing awareness of the Company.

Other Income. During the six months ended June 30, 2022, Ohanae SG and Ohanae CA forgave certain amounts advanced to the Company totaling $433,645.96 ($380,148.41 from Ohanae CA and $53,497.55 from Ohanae SG). Additionally, the Company received $1,209.95 from Ohanae CA during the six months ended June 30, 2022 as a result of Ohanae CA closing its bank account (which had $1,209.95 in funds remaining as of the time the account was closed. Finally, the Company owes a small amount of funds to Ohanae Securities ($203) for working capital advances, which slightly offset the other income gained during the six months ended June 30, 2022. As a result of the foregoing, the Company had $434,856 in other income during the six months ended June 30, 2022, compared to $0 during the six months ended June 30, 2021.

Net Income. As a result of the foregoing, the Company had a net loss of $53,314 for the six months ended June 30, 2022, compared to a net loss of $192,717 for the six months ended June 30, 2021.

For the years ended December 31, 2021 and 2020

Revenues. The Company did not generate any revenues during the years ended December 31, 2021 and 2020.

Operating Expenses. The Company’s operating expenses were $465,939 for the year ended December 31, 2021, a significant increase from $85,291 for the year ended December 31, 2020. The largest components of the Company’s operating expenses for the year ended December 31, 2021 were professional fees ($115,299) and compensation expenses to the Company’s officers ($200,000). The Company did not have any compensation expenses for the year ended December 31, 2020, and had significantly lower professional fee expenses ($37,173) during that period. During the year ended December 31, 2021, the Company also incurred a number of expenses (technology, travel, rent, marketing) that were not incurred during 2020. The Company incurred these expenses in 2021 due to commencing its operations, after Ohanae Securities received its broker-dealer license in April 2020. Prior to this, the Company’s operations were minimal. As such, the Company is starting to compensate its executive officers, and the beginning of its operations were the primary drivers for this increase in operating expenses for the year ended December 31, 2021 compared to 2020.

Net Loss. As a result of the foregoing, the Company incurred a net loss of $479,658 in 2021 compared to a net loss of $85,291 in 2020.

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Liquidity and Capital Resources

At June 30, 2022 the Company’s cash on hand was $561,512. The Company is not generating revenues from its operations and requires the continued infusion of new capital to continue business operations. The Company has recorded losses since inception. The Company has historically been capitalized by contributions from related parties and its officers and directors, working capital loans from related parties, and a private placement described further below. The Company plans to continue to try to raise additional capital through this offering, equity issuances, or any other method available to the Company. Absent additional capital, the Company may be forced to significantly reduce expenses and could become insolvent.

During 2020 and 2021, the Company received various working capital advances from affiliated entities Ohanae CA and Ohanae SG to cover operating expenses. As of December 31, 2020, advances from Ohanae CA totaled $176,922. During 2021, Ohanae CA converted the amount advanced to the Company in 2020 as a capital contribution to the Company, extinguishing the $176,922 owed by the Company to Ohanae CA. As of December 31, 2021, advances extended during 2021 totaled $433,645.96 ($380,148.41 from Ohanae CA and $53,497.55 from Ohanae SG). These advances were not made pursuant to any formal agreement, and had no specified repayment terms. During 2022, each of Ohanae CA and Ohanae SG forgave these amounts owed to them by the Company, with retroactive effect to January 3, 2022. The $680,000 owed to Ohanae SG pursuant to the Software Transfer Agreement and the $433,645.96 in total advances from Ohanae SG and CA comprised the total $1,113,849 due to affiliates by the Company as of December 31, 2021. The $680,000 has not been forgiven by Ohanae SG as of the date of this offering circular. Additionally, the Company owes a small amount of funds to Ohanae Securities ($203) for working capital advances. As such, the Company owed a total of $680,203 to affiliates as of June 30, 2022.

On December 15, 2021, the Company commenced a private placement, pursuant to which it offered shares of Class A Common Stock (the “Private Placement”). On March 31, 2022, the Company closed the Private Placement, having sold a total of 257,616 shares of its Class A Common Stock for total gross proceeds of $1,030,460.

The Company estimates the proceeds raised from the Private Placement, as well as its current cash reserves, can continue to fund the Company’s current rate of operations for the next 12 months without raising additional capital. However, the Company has determined that additional capital raising activity will be beneficial for enhancing the operations of the Company.

Our only material commitments for capital expenditures as of the date of this offering circular is the $680,000 we must pay upon raising $680,000 in net proceeds from this offering pursuant to the Software Agreement. See “Interest of Management and Others in Certain Transactions” for further details on this agreement.

Plan of Operations

The Company has not received revenue from operations to date. Our plan of operation for the 12 months following the commencement of this offering (assuming qualification of this offering statement by the SEC) is as follows:

1.	Assuming we receive net proceeds of at least $680,000, we will pay the remaining $680,000 due under the Software Agreement.
2.	After raising $680,000, we begin to use additional net proceeds raised from this offering towards expanding our workforce. We believe this will require $3 million in additional net proceeds from this offering.
3.	Once the Company raises the $3 million in net proceeds described above, the Company will start putting 50% of all net proceeds raised beyond this point to establishing the Ohanae Coin Reserve. The remaining 50% will be used on a combination of (i) software engineering and product enhancement; and (ii) marketing the Ohanae Platform – both to issuers that will utilize the Ohanae Platform for their offerings, as well as to investors that may be interested in the offerings available on the Ohanae Platform.

Assuming we raise the maximum amount of proceeds in this offering, we believe such proceeds will satisfy our cash requirements for the foreseeable future - at least two years. We believe that if we raise at least $3,000,000 in gross proceeds from this offering, we can operate for 12 months without needing to raise additional capital. If we raise less than $3,000,000, it may be necessary to raise additional funds in the next six months following the qualification of this offering to implement the plan of operations set forth above.

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As stated in the “Summary – Current Status and Roadmap” section of this offering circular, the Company is still in its early stages. While the Ohanae Platform and Ohanae Blockchain are operational, they have not yet been commercialized, in that we have not yet hosted any other company’s offering on the Ohanae Platform. As of the date of this offering circular, the Ohanae Platform could host Regulation A and Regulation D offerings – but Ohanae Securities is only registered with FINRA to act as a broker-of-record for Regulation D offerings. As such, issuers on the Ohanae Platform that wish to conduct Regulation A offerings would need to engage a third-party broker dealer. Our main focus will be hosting Regulation A offerings on the Ohanae Platform, with Ohanae Securities as the broker-dealer for such issuers’ offerings. This requires Ohanae Securities to seek additional approvals from FINRA. Ohanae Securities’ application is currently under review by FINRA to act as a broker-dealer for Regulation A offerings of Equity Tokens. As such, the Ohanae Platform will not be fully commercialized until Ohanae Securities receives approval from FINRA to act in this capacity, and starts attracting issuers to the Ohanae Platform. Additionally, after receipt of the FINRA approval, Ohanae Securities intends to register with all U.S. states to be able to act as a broker-dealer for offerings in all U.S. States, which the Company believes can be accomplished by early 2023, assuming the Company receives FINRA approval. The Company estimates this could cost approximately $18,000.

We believe that Ohanae Securities could receive this approval by the end of 2022. However, there is no guarantee that FINRA will approve Ohanae Securities within this timeline, or at all. Additionally, we believe that, in order to gain customers for the Ohanae Platform, we will need to conduct a marketing campaign. We intend to use a portion of the proceeds from this offering for marketing the Ohanae Platform to issuers that could utilize the Ohanae Platform for their offerings.

We estimate that, assuming Ohanae Securities receives all necessary FINRA approvals by the end of 2022, and assuming at least $1,000,000 is raised in this offering, we could begin generating revenues from issuer companies utilizing the Ohanae Platform within 3 months of qualification.

We are currently seeking regulatory approval from FINRA for additional business activities as a “special purpose broker-dealer”, including Ohanae Securities’ providing settlement and custody of digital asset securities, and operating an alternative trading system (ATS) to support secondary trading of digital asset securities. We cannot accurately predict when Ohanae Securities might receive approval for its “special purpose broker-dealer” or ATS application, or if it will receive such approvals at all.

Trend Information

We are operating in a relatively new industry and there is a level of uncertainty about how fast the volume of activity will increase and how future regulatory requirements may change the landscape. We intend to continue to innovate and introduce new products to include in our current mix as well as continuing to improve our current services.

In April 2020, our subsidiary, Ohanae Securities, was approved for membership as a broker-dealer with FINRA. In the second half of 2020 and during the first half of 2021, we experienced increased costs for payroll and training for Ohanae Securities that we expect will increase relative to revenues produced by this entity. In May of 2022, Ohanae, Inc. became a SEC registered transfer agent. We expect this will also lead to increased compliance expenses, which we hope will be offset by additional revenue streams we will be able to collect for our services as a transfer agent.

As of the date of this offering circular, we are seeking approval to expand our broker-dealer activities to Regulation A offerings, operate an ATS and to operate as a Special Purpose Broker Dealer. While we expect that, if approved, these additional capabilities will lead to improved revenue opportunities for us, we also expect increased costs due to technology and operations related to the operation of our ATS and transfer agent, and potential increased costs related to compliance if we become a Special Purpose Broker Dealer. We also anticipate having to engage and train additional compliance personnel, to better ensure continued compliance with FINRA and SEC and also in order to expand our broker-dealer operations.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of November 15, 2022, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Approximate hours per week (if part-time)
Ohanae, Inc.

Executive Officers:
Gregory Hauw	Chief Executive Officer, President	62	January 1, 2020	Full-time
Sok-Leng Chan	Head of Operations	59	January 1, 2020	Full-time
Andrew Pedvis	Chief Revenue Officer	53	June 6, 2022	Full-Time

Directors:
Gregory Hauw	Director and Chairman	62	January 1, 2020
Sok-Leng Chan	Director	59	January 1, 2020
Significant Employees:
Ji-Feng Yu	Engineering Lead	45	January 1, 2020

Ohanae Securities, LLC

Executive Officers:
James Verdone	Chief Executive Officer	50	July 1, 2021	Part-Time (20 hours per week)
	Chief Compliance Officer

Ohanae, Inc.

Gregory Hauw, Chief Executive Officer, President, Director

Gregory Hauw is a co-founder of Ohanae. He provides the direction and impetus to Ohanae’s development, and effectively manages its progress. He brings over thirty-five (35) years of computer programming and management experience to the Company since beginning his career with Coopers & Lybrand in 1984. After working for PwC, which he left in June 1986, Gregory held a number of progressively higher-level positions, including with Zenith and Advanced Logic Research, until he moved into the role of as President and CEO of Internet Appliance in January 1998, which markets VPN and Web infrastructure appliance for the high-performance e-Business hosting market that demands high availability and scalability. He then moved into the President and CEO position for Mykenae, a venture funded VPN appliance startup that provides data privacy security gateway to fully address application-layer security requirements for encrypted web traffic, where he worked from August 2001 until June 2006, when he began working on the initial ideas that have since led to him co-founding Ohanae. Gregory holds a Diploma (Marketing), Chartered Institute of Marketing, U.K., and an MBA (Marketing) from the University of Hull, U.K.

Sok-Leng Chan, Head of Operations, Director

Sok-Leng Chan is a co-founder of the Company and oversees the day-to-day operations of Ohanae to support the growth of the Company. Her responsibilities include formulating policies and strategic plans for the future growth of the Company, managing the overall office administration, human resources, accounting and procurement and other departments include marketing. Previously, Sok-Leng served as worldwide Head of Human Resources and Administration of Internet Appliance, a venture funded VPN appliance startup based in Fremont, CA, where she worked from January 1998 to June 2001, when she co-founded Ohanae with Gregory Hauw.

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Andrew Pedvis, Chief Revenue Officer

Andrew Pedvis is currently CEO of Digital Securities Consulting LLC. Andrew founded this consulting company in 2016 to assist both early-stage and large corporations with strategy and execution of their blockchain solutions and ambitions. In addition to leading his consulting firm, Andrew is also a registered representative at GB Capital Markets Inc., a registered broker dealer focusing on private placements and M&A for blockchain and digital asset companies. Andrew’s industry coverage includes FinTech, healthcare technology, Non-Fungible Tokens (NFTs), supply chain, and real estate. Previously, Andrew led product development at both S&P Global Ratings and Fitch Ratings. He led the development of analytical and workflow systems for global analytical teams including AI-based surveillance systems. At S&P Global, he also held leadership roles within structured finance, credit risk management, and Fixed Income Research. Andrew is a Chartered Financial Analyst; holds FINRA licenses Series 7, Series 24, Series 63 and Series 79; has an MBA in Finance from Gabelli School of Business; and a BA in Philosophy from McGill University.

Daniel Kaylor, General Counsel

Daniel has a long and distinguished background in focusing on startups and handling software licensing issues, including negotiating contracts for performing artists. His clientele has included Beam On Technology Corporation (chip stencils), the Andalé Management Group (restaurant chain), Medialocate, Inc. (translation, localization services), Optinvent, Inc. (French VR glasses), Imeve, Inc. (VR software) and Mirage Systems (ground penetrating radar) along with over 300 startups. He holds an AB from Providence College, was an NDEA Fellow, a master’s degree from Stanford University and a JD from the Lincoln University School of Law.

Ohanae Securities, LLC

James Verdone, Chief Executive Officer, Chief Compliance Officer

James Verdone has spent over 25 years in the financial industry working primarily with broker-dealers and focusing on Compliance. Mr. Verdone holds eight securities licenses and has a background of supervisory experience at a number of reputable financial institutions. Specifically, Mr. Verdone was a Senior Vice President at Citigroup in Anti-Money Laundering from 1999 – 2008 and also was the Compliance Officer of a Smith Barney branch dedicated to the Citigroup Private Bank. Previously, Mr. Verdone oversaw Banco Santander’s US businesses as part of their US Corporate Compliance and was the Chief Compliance Officer at Safra Securities LLC. He has been an employee at Integrated Management Solutions, a full-service financial consulting firm, since 2014, where he is registered at multiple organizations providing compliance expertise and operational experience. James holds the following FINRA Licenses: SIE, Series 4, Series 7, Series 8 (9 & 10), Series 24, Series 53 and the Series 63.

Advisory Panel

The Company has an advisory board, consisting of a group of six professionals from various backgrounds in the fintech space who share the Company’s vision, and have voluntarily agreed to provide strategic guidance and advice to the Company’s Board of Directors from time to time. None of the members of our advisory board are being compensated for their services as members of the advisory board.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2021, we compensated our highest-paid executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)		Total compensation ($)
Gregory Hauw (1)	Chief Executive Officer, President	$200,000	$-	(2)	$200,000

(1)	Compensation received pursuant to Mr. Hauw’s previous employment agreement dated January 1, 2020, described further below.

For the fiscal year ended December 31, 2021, we did not pay our directors for their services as directors.

Gregory Hauw Employment Agreement

The Company and Mr. Hauw executed an employment agreement on October 1, 2020 hiring Mr. Hauw to serve as President and Chief Executive Officer of the Company As consideration for his services to the Company under this agreement, Mr. Hauw was entitled to receive an annual base salary of $200,000, beginning in 2021, subject to annual review by the Board of Directors of the Company. On January 1, 2022, the Company and Mr. Hauw entered into a new employment agreement (which had the effect of cancelling the previous employment agreement described above) pursuant to which Mr. Hauw is entitled to receive an annual salary of $240,000 (the “Hauw Employment Agreement”). The term of the Hauw Employment Agreement is until December 31, 2028, unless earlier terminated in accordance with the terms of the Hauw Employment Agreement.

Under the Hauw Agreement, upon the completion of the Company’s Private Placement, Mr. Hauw was entitled to be issued options pursuant to the Company’s 2022 Equity Incentive Plan to purchase up to 1,000,000 shares of the Company’s Class A Common Stock at an exercise price and vesting schedule to be determined by the Company’s Board of Directors. In April 2022, Mr. Hauw was issued these 1,000,000 stock options, with an exercise price of $1 per share of Class A Common Stock, and which fully vest on January 1, 2024, and expire on January 1, 2030. In addition, Mr. Hauw is eligible to receive an annual performance bonus based upon the Company’s achievement of certain revenue and net income targets, to be determined annually by the Board of Directors. Mr. Hauw is also entitled to reimbursement of certain expenses in connection with the performance of his duties and obligations under the Hauw Agreement.

The Company may terminate the Hauw Employment Agreement prior to the expiration date either with or without “cause”, as defined in the agreement. If the Company terminates the Hauw Agreement with cause, Mr. Hauw will be entitled to receive all earned but unpaid salary, all earned but unissued stock awards, and all expense reimbursements outstanding as of the date of termination. If the Company terminates the Hauw Agreement without cause, subject to certain conditions, Mr. Hauw’s issued but unvested options will vest immediately. He will also be entitled to twenty-four (24) months of continued participation in the Company’s employee benefit plans, programs or arrangements. Moreover, he will receive a lump-sum payment equal 3 years’ worth of his annual base salary. Further, in Mr. Hauw’s discretion, he may sell back any portion or all shares of Common Stock held by him to the Company at fair market value determined as of the date of his termination.

A copy of this agreement is included as exhibit 6.4 to the offering statement of which this offering circular forms a part.

Sok-Leng (Janice) Chan Employment Agreement

On January 1, 2020, the Company executed an employment agreement with Sok-Leng Chan to serve as the Head of Operations, in which role, and as a co-founder of the Company, she agreed to assist in strategic initiatives and fundraising, oversee the office management process and be responsible for overall accounting, operations and human resources. Subsequently, on January 1, 2022, the Company entered into a new employment agreement with Sok-Leng Chan, which had the effect of cancelling the previous employment agreement.

Pursuant to this employment agreement, Ms. Chan’s annual salary is $120,000. While the employment agreement contemplated that this salary would be paid by Ohanae Inc., Ms. Chan’s compensation is instead paid by Ohanae SG., which has agreed to pay Ms. Chan’s salary without any repayment obligation by the Company. Additionally, upon the completion of the Company’s Private Placement, Ms. Chan is entitled to be issued options pursuant to the Company’s 2022 Equity Incentive Plan to purchase up to 300,000 shares of the Company’s Class A Common Stock at an exercise price and vesting schedule to be determined by the Company’s Board of Directors. She is also entitled to an annual performance incentive bonus based upon revenue and net income performance objectives as determined by the Board of Directors of the Company. If the employment agreement is terminated by the Company without cause or following a change of management control such as hostile takeover, merger or consolidation, the Company must among other things, pay her (i) any base salary, supplement and performance inventive bonus actually earned but remaining unpaid as of such termination date and (ii) twelve months of her highest annual base fees earned to that date, including annual supplements and performance incentive bonuses. Further, in Ms. Chan’s discretion, she may sell back any portion or all shares of Common Stock held by her to the Company at fair market value determined as of the date of her termination.

A copy of this agreement is included as exhibit 6.5 to the offering statement of which this offering circular forms a part.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The tables below show, as of November 15, 2022, the security ownership of the Company’s directors, executive officers owning 10% or more of the Company’s voting securities and other investors who own 10% or more of the Company’s voting securities.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (1)	Percent of class (2)

Gregory Hauw	Class A Common Stock	5,471,894	666,667	40.4%
Sok-Leng (Janice) Chan	Class A Common Stock	1,245,317	200,000	9.5%

All officers and directors as a group (3 persons)	Class A Common Stock	6,717,211	758,333	50.4%

(1)	Represents shares acquirable from the exercise of vested options pursuant to the Company’s 2022 Equity Incentive Plan within 60 days of November 15, 2022.
(2)	Based on shares of Class A Common Stock issued and outstanding as of November 15, 2022

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Software Agreement

On January 1, 2021, Ohanae entered into a software transfer agreement (as amended, the “Software Agreement”) with Ohanae SG, a Singapore company and holder of 2.24% of Ohanae’s Class A Common Stock. Pursuant to the Software Agreement, effective January 1, 2021, Ohanae SG assigned and transferred to Ohanae all of its title to and ownership of the Key IP. As a result, effective January 1, 2021, Ohanae acquired all rights and title to the Key IP.

As consideration for the Key IP, pursuant to the terms of the Software Agreement, Ohanae agreed to issue 15,000,000 shares of its Class A Common Stock to Ohanae SG, representing 100% of its Class A Common Stock, and initially agreed that upon raising at least $680,000 in net proceeds from Ohanae’s Private Placement, it would make an additional payment of $680,000. On February 18, 2022, Ohanae and Ohanae SG entered into an addendum to the Software Agreement (the “Addendum”), pursuant to which the trigger for the $680,000 payment to Ohanae SG by Ohanae would be the closing upon $680,000 in net proceeds from this offering.

Ohanae has issued the 15,000,000 shares of Class A Common Stock to Ohanae SG pursuant to the Software Agreement. Ohanae SG has distributed 14,597,419 of those shares of Class A Common Stock to its shareholder, Ohanae CA, which has in turn transferred those shares to its shareholders, and transferred 257,616 shares to investors in Ohanae’s Private Placement. The Key IP is an integral part of the Ohanae Platform. A copy of the Software Agreement and the related Addendum are included as exhibits 6.1 and 6.2, respectively, to the offering statement of which this offering circular forms a part.

Patent Agreement

On September 20, 2020, Ohanae entered into a patent assignment agreement (the “Patent Agreement”) with Gregory Hauw to acquire all right, title and interest in and to U.S. patent No. 10,623,400, granted on April 14, 2020 (the “Patent”) relating to the Identity Technology. Such Patent includes a system for securely capturing user specific binary identification information. This system uses user specific binary information to generate a secured primary code, thereby generating strong user credentials for accessing web based or application logins, intercepting credential requests from local applications or remote web sites, regenerating strong user credentials, using the secure primary code to generate encryption keys for the protection of data, and using secure primary code protection in conjunction with subsidiary key exchanges to securely allow data sharing. As consideration for the Patent, Ohanae paid a cash consideration of $1. A copy of the Patent Agreement is included as exhibit 6.7 to the offering statement of which this offering circular forms a part.

Trademark Agreement

In addition, Ohanae owns the trademark “OHANAE” (register number E5813583). The registration with the U.S. Patent and Trademark Office was originally obtained on July 23, 2019 by Ohanae CA, that assigned the trademark to Ohanae through an assignment agreement dated June 26, 2020 (the “Trademark Agreement”). A copy of the Trademark Agreement is included as exhibit 6.6 to the offering statement of which this offering circular forms a part.

Consulting Agreement

On June 6, 2022, the Company entered into a Consulting Agreement with Digital Securities Consulting, LLC (“DSC”), of which Andrew Pedvis is the Managing Member. Pursuant to the Consulting Agreement, the Company engaged DSC to provide consulting services related to the operations of the Ohanae Platform, including the Company’s plans to seek approval for additional business activities, such as operating an alternative trading system (ATS) to support secondary trading of securities. The Company agreed to compensate DSC with a $5,000 retainer paid on the date of the Consulting Agreement, $200 in cash for each hour of services rendered by Andrew Pedvis for the first 25 hours per month during the term of the Consulting Agreement, and $150 in cash for each hour of services rendered by Andrew Pedvis for hours in excess of 25 hours per month as agreed upon in advance by both parties. The term of the Consulting Agreement commences on June 20th, 2022 and will continue until December 19, 2022, unless earlier terminated upon 30 days’ notice by either party for any reason. A copy of this agreement is included as exhibit 6.8 to the offering statement of which this offering circular forms a part.

Working Capital Advances

During 2020 and 2021, the Company received various working capital advances from affiliated entities Ohanae CA and Ohanae SG to cover operating expenses. As of December 31, 2020, advances from Ohanae CA totaled $176,922. During 2021, Ohanae CA converted the amount advanced to the Company in 2020 as a capital contribution to the Company, extinguishing the $176,922 owed by the Company to Ohanae CA. As of December 31, 2021, advances extended during 2021 totaled $433,645.96 ($380,148.41 from Ohanae CA and $53,497.55 from Ohanae SG). These advances were not made pursuant to any formal agreement, and had no specified repayment terms. During 2022, each of Ohanae CA and Ohanae SG forgave these amounts owed to them by the Company with retroactive effect to January 3, 2022.

Ohanae SG is 100% owned by Ohanae CA. Gregory Hauw, the Chief Executive Officer of Ohanae, Inc., is the President and Chairman of the Board of Ohanae CA.

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SECURITIES BEING OFFERED

The Company is offering up to 6,000,000 shares of its common stock, par value $0.0001 per share (the “Class B Common Stock”). Purchasers of shares of Class B Common Stock in this offering will receive Ohanae Equity Tokens, which are digital representations of shares of the Company's Class B Common Stock. As such, investors in this offering will receive (1) Ohanae Equity Token for each one (1) share of Class B Common Stock purchased.

The following description of the capital stock of the Company is derived from the terms and provisions of the Amended and Restated Certificate of Incorporation (the “Restated Charter”). Potential Investors should read the Restated Charter, and our Bylaws, each of which are included as exhibits to the offering statement of which this offering circular forms a part.

Description of Capital Stock

The Company is authorized to issue up to fifteen million (15,000,000) shares of Class A Common Stock, six million (6,000,000) shares of Class B Common Stock, up to nine million (9,000,000) shares of undesignated Common Stock, and up to four million (4,000,000) shares of undesignated Preferred Stock, each $0.0001 par value per share. As of November 15, 2022, 15,000,000 shares of Class A Common Stock are issued and outstanding, and no shares of Class B Common Stock or Preferred Stock are issued and outstanding.

Common Stock

In this section, unless context indicates otherwise, we refer to the Class A Common Stock and Class B Common Stock together as “Common Stock”.

Digital. The shares of Common Stock are represented by digital tokens recorded in the register of the Company’s stockholders, and stored on one or more distributed electronic networks or databases. Currently, the Class B Common Stock is stored on the Ohanae Blockchain where, once issued, it will be accessible and manageable by holders of Class B Common Stock through an account on the Ohanae Platform. The digital tokens representing shares of our Class B Common Stock are referred to as “Ohanae Equity Tokens” in this offering circular. No shares of Class A Common Stock are represented by digital tokens as of the date of this offering circular.

Voting. The Class B Common Stock is non-voting, and holders of Class B Common Stock will not have any voting rights in the Company. The holders of Class A Common Stock are entitled to one vote per share on any matter submitted to our stockholders.

Dividends. Common Stock is entitled to receive dividends if when and if declared by the Board of Directors.

Dissolution, Liquidation or Winding Up. On our liquidation, dissolution or winding-up, the holders of Common Stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding Preferred Stock. (Holders of Preferred Stock have a liquidation preference over holders of the Common Stock).

Fully Paid and Nonassessable. All shares of outstanding Common Stock are fully paid and nonassessable.

Other Rights and Restrictions. Common Stock is not entitled to preemptive rights and is not subject to conversion provisions.

For the 9,000,000 shares of Common Stock that are authorized but undesignated as of the date of this offering circular, the Board of Directors of the Company may from time to time designate, by filing a certificate of designations, all or any shares of such undesignated Common Stock as shares of one or more series, and in doing so may establish the terms of such series of Common Stock, including the number of shares to be included in each such series and the terms (including the rights and preferences of such series, if any).

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Preferred Stock

The Company has authorized 4,000,000 shares of Preferred Stock, par value $0.0001 per share, all of which is undesignated, and which may be issued from time to time in one or more series as determined by the Board of Directors of the Company. The Board of Directors of the Company is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock, and within the limitations or restrictions stated in a resolution of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of preferred stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock by filing a certificate of designations reflecting such resolution.

Voting Rights. Holders of any series of Preferred Stock are not entitled to vote on any matter except as may be specified by the Board of Directors or as required by the Delaware General Corporation Law (“DGCL”).

Dividends. Except as may be specified by the Board of Directors or as required by the DGCL, holders of any series of Preferred Stock are not entitled to any dividends declared by the Board of Directors.

Dissolution, Liquidation or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, cessation of business or winding up of the Corporation, the holders of any series of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment to the holders of Common Stock, in an amount per share equal to the amount called for by the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors for the respective series.

Other Rights and Restrictions. Preferred Stock is not entitled to preemptive rights and is not subject to conversion provisions.

Warrants

As of the date of this offering circular, we have no outstanding warrants to purchase shares of our Common Stock or Preferred Stock.

Options

The Company’s Board of Directors may grant stock options pursuant to the Company’s 2022 Equity Incentive Plan. As of November 15, 2022, the Company had 3,000,000 incentive stock options issued and outstanding, 1,161,119 of which have vested as of November 15, 2022. There is no set authorized limit of options that may be issued under the 2022 Equity Incentive Plan.

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Certain material terms of the Company’s issued and outstanding options are set by the applicable Grant Notice and Stock Option Agreement for the options, with certain of such terms summarized below:

Vesting/Exercise Schedule:

25% of the options vest and become exercisable on the 12–month anniversary of the “Vesting Commencement Date” (as set forth in the applicable grant notice) and 1/48th of the options vest and become exercisable on the 30th day of each month thereafter (and if there is no corresponding day, the last day of the month).

Acceleration of vesting schedules may be triggered in certain circumstances, such a change in control of the Company. In such a scenario, the options will immediately become 100% vested and exercisable.

Exercise Price	The options may be exercised for shares of Class A Common Stock at $1.00 per share.

Termination Period:	The options are exercisable for a period of 10 years from the Vesting Commencement Date (the “Termination Period”). If not exercised within 3 months of the 3 expiration of the Termination Period, the options will expire, and not be exercisable.

Transferability:	Options are not transferable except as required by law.

Lock-Up	If so requested by the Company in connection with an IPO of the Company under the Securities Act, the holder of the options may not sell or otherwise dispose of any securities of the Company however or whenever acquired without the prior written consent of the Company for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement.

Provisions of Note in our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Forum Selection Provision

Section 7 of our subscription agreement (which appears as exhibit 4 to the offering statement of which this offering circular forms a part) provides that any court of competent jurisdiction in the State of Delaware is the exclusive forum for all actions or proceedings relating to the subscription agreement. However, this exclusive forum provision does not apply to actions arising under the federal securities laws.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

Until such time as our securities become registered under the Exchange Act, we will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or other specified matters.

If this offering extends beyond 12 months from qualification, at least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this offering circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this offering circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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FINANCIAL STATEMENTS

OHANAE INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

AND

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR'S REPORT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

F-1

F-2

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED UNAUDITED STATEMENTS OF FINANCIAL POSITION

JUNE 30, 2022 AND DECEMBER 31, 2021

	June 2022	December 2021

ASSETS

Current assets
Cash	$580,058	$77,510
Intellectual property - software	681,500	681,500
Computer Equipment	1,803	–
Prepaid expenses	1,427	1,427
Rental deposit	3,435	3,435
Acquisition - Ohanae Securities	–	–
Goodwill	15,000	15,000

TOTAL ASSETS	$1,283,223	$778,872

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
Other payable	$10,536	$49,685
Due to affiliates	680,203	1,113,849

Total liabilities	690,739	1,163,534

Shareholder's Equity
Common stock - par value $0.0001 per share; 30 million shares authorized; 15 million shares issued and outstanding	1,500	1,500
Additional paid-in capital	184,927	186,427
Accumulated deficit	(624,404)	(572,589)
Additional paid in capital for Treasury Stock	1,030,460	–

Total shareholder's equity	592,483	(384,662)

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$1,283,223	$778,872

The accompanying notes to consolidated unaudited financial statements are an integral part of this statement. In the opinion of management all adjustments necessary to make the consolidated unaudited statements of operations not misleading have been included.

F-3

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

	June 2022	June 2021

Revenues
Sales	$57	$–

Total revenues	57	–

Operating expenses
Officer's compensations	231,910	100,000
Professional fees	125,702	15,370
Brokerage compliance	–	30,669
Travel	31,149	15,000
Rent	21,166	13,125
Marketing	–	2,954
Total Expenses Sharing (Ohanae Securities)	45,830	–
IT and technology	11,512	13,612
General and administrative	20,959	1,988

Total operating expenses	488,227	192,717

Add - Other Income

Total Other Income – Forgiveness of Debts	434,856	–

Profit / (Loss) before income taxes	(53,314)	(192,717)
Income taxes	–	–

Net profit / (Net Loss)	$(53,314)	$(192,717)

The accompanying notes to consolidated unaudited financial statements are an integral part of this statement. In the opinion of management all adjustments necessary to make the consolidated unaudited statements of operations not misleading have been included

F-4

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

	Common		Additional Paid-in	Retained Earnings/ (Accumulated
	Shares	Amount	Capital	Deficits)	Total

Balance - December 31, 2020	–	$–	$17,000	$(92,931)	$(75,931)

Contributions	15,000,000	1,500	169,427	–	170,927
Net loss	–	–	–	(479,658)	(479,658)

Balance - December 31, 2021	15,000,000	$1,500	$186,427	$(572,589)	$(384,662)

Contributions & Treasury Stock	–	–	1,030,460	–	1,030,460
Contribution Adjustment	–	–	(1,500)	1,500	–
Net loss	–	–	–	(53,314)	(53,314)

Balance - June 30, 2022	15,000,000	$1,500	$1,215,387	$(624,403)	$592,483

The accompanying notes to consolidated unaudited financial statements are an integral part of this statement. In the opinion of management all adjustments necessary to make the consolidated unaudited statements of operations not misleading have been included

F-5

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOW

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

OHANAE INC. AND SUBSIDIARY

	June 2022	June 2021

OPERATING ACTIVITIES
Net Income	$(53,314)	$(192,717)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Account Payable and Other Payable	(39,149)	–
Owing to Ohanae CA	(380,148)	212,771
Owing to Ohanae SG	(53,498)	707,033
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	(472,794)	919,804
Net cash provided by operating activities	(526,109)	727,087

INVESTING ACTIVITIES
Computer Equipment	(1,803)	–
IP - Software	–	(681,500)
Acquisition - Ohanae Securities	–	(52,996)
Net cash provided by investing activities	(1,803)	(734,496)

FINANCING ACTIVITIES
Share Capital	–	178,422
Treasury Stock & Additional Paid-in Capital	1,030,460	–
Net cash provided by financing activities	$1,030,460	$178,422

Net cash increase for period	$502,548	$171,013
Cash At Beginning Period	$77,510	$79,950
Cash at end of period	$580,058	$250,963

The accompanying notes to consolidated unaudited financial statements are an integral part of this statement. In the opinion of management all adjustments necessary to make the consolidated unaudited statements of operations not misleading have been included.

F-6

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

1.	NATURE OF OPERATIONS

The consolidated financial statements include the accounts of Ohanae Inc (the “Company”), and its subsidiary Ohanae Securities LLC (the “LLC”). Ohanae Inc., was incorporated in Delaware in 2019, is a FinTech company and intended offering its clients a Web3 equity crowdfunding and trading for digital asset securities transaction through its subsidiary Ohanae Securities LLC by using the Ohanae Platform. Effective May 6, 2022, the Company is a SEC registered transfer agent pursuant to Section 17 A(c) of the Securities Exchange Act of 1934.

On January 20, 2021, the Company completed the acquisition of a US broker-dealer and renamed it as Ohanae Securities LLC. The LLC is a limited liability company formed under the laws of the state of New York on June 20, 2018. Ohanae Securities LLC is registered with Securities and Exchange Commission (the “SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”). The primary business of the LLC is to act as a broker-dealer providing financial and strategy advisory services (including mergers and acquisitions), equity and debt capital raising and arranging private placement offerings. In the year 2021, the LLC has filed the Continuing Membership Application (“CMA”) with FINRA to request approval to act as a special purpose broker-dealer for digital asset securities for retailing digital asset securities under Regulation D and Regulation A+ exemptions through equity crowdfunding and operation of an alternative trading system (ATS), including an electronic communication network. The application is currently under FINRA review.

Risks and Uncertainties—The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

F-7

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED UNAUDTED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amounts of assets, liabilities, and contingencies at the date of the financial statements, as well as revenues and expenses during the reporting period. Although actual results could differ from these estimates, such estimates are developed based on the best information available to management and management’s best judgments at the time made. All significant assumptions and estimates underlying the reported amounts in the financial statements and accompanying notes are regularly reviewed and updated. Changes in estimates are reflected in the financial statements based upon ongoing actual experience, trends, or subsequent settlements and realizations, depending on the nature and predictability of the estimates and contingencies.

Cash

Cash primarily consists of bank deposits. The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606 (ASC 606) since its inception. ASC 606 contains a five-step approach that entities will apply to determine the measurement of revenue and timing of when it is recognized (at a point in time or over time), including (i) identifying the contract(s) with a customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to separate performance obligations, and (v) recognizing revenue when (or as) each performance obligation is satisfied and control of the promised good or service is transferred to the customer. ASC 606 also requires a number of quantitative and qualitative disclosures intended to enable users of the financial statements to understand the nature, amount, timing, and uncertainty of revenue, and the related cash flows.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

F-8

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Credit Losses

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to GAAP, an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, the Company recognizes an allowance, its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses, if any. The ASU is also intended to reduce the complexity of GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. Further, the ASU makes targeted changes to the impairment model for available-for-sales debt securities. The new CECL standard became effective on January 1, 2020 and had no impact on the Company as of that date.

Income Taxes

The Company is a C-Corporation and files the returns in the U.S. federal jurisdiction and various states.

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

F-9

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED UNAUDUTED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. As of June 30, 2022 and December 31, 2021, the Company has determined there are no uncertain tax positions, and therefore has recorded no income tax reserves.

Fair Value Measurements

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

3.	INTELLECTUAL PROPERTY ON SOFTWARE

In January 2021, the Company entered into a software transfer agreement with Ohanae Pte Ltd (the “Ohanae SG”), a Singapore affiliated corporation, to receive the ownership of certain software technology and knowhow, including all patents, copyrights, trade secrets and other intellectual property rights (collectively, “Key IP”). As consideration for the Key IP, pursuant to the terms of the software transfer agreement, the Company issued 15,000,000 shares of its Class A Common Stock to Ohanae SG, representing 100% of its Common Stock at the time, and 100% of its issued and outstanding Class A Common Stock as of the date of this statement, and agreed, upon closing on at least $680,000 in net proceeds from the Regulation A+ offering of the Company’s Class B Common Stock, to make an additional payment of $680,000.

There is no deadline by which this payment must be made, and if Ohanae does not close upon $680,000 in net proceeds in the Regulation A+ offering, Ohanae SG agreed that Ohanae may pay this amount from other sources of funding in the future. Of the 15,000,000 shares of Class A Common Stock issued to Ohanae SG, Ohanae SG has distributed 14,597,419 shares of Class A Common Stock to its shareholder, Ohanae, Inc., a California corporation (“Ohanae CA”), which has in turn transferred those shares to its shareholders.

Intellectual properties will be amortized on the straight-line method over 3 years once they are placed into use. The Company hasn’t conducted any sales yet as the business application is pending for approval from FINRA, as a result no amortization was recorded as of June 30, 2022.

F-10

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

4.	GOODWILL

The Company adopted the “push-down method” of accounting and allows for the establishment of goodwill for the amount in excess of the book value of the membership interest purchased. The Company had recorded $15,000 goodwill as a result of purchasing the LLC interest from a third party in the year 2020.

The goodwill will be evaluated annually for impairment. There was no impairment of goodwill at June 30, 2022 and December 31, 2021.

5.	RELATED-PARTY TRANSACTIONS

Ohanae CA had funded the Company’s operation and paid for various expenses. In 2021, Ohanae CA converted $176,922 of such expenses as capital contributions to the Company.

On January 3, 2021, Ohanae CA concluded due to the advantages offered by doing so, that it was in their ultimate better interest for the $380,148.41 debt obligation incurred by the Company, and owed to Ohanae CA be forgiven. The attendant strengthening of the balance sheet of Ohanae DE is accompanied by tax benefits that render the remission tax neutral for all parties, but significantly enhances the financial prospects for Ohanae CA’s shareholders, who have unanimously approved the extinction of the debt obligation.

On January 3, 2021, Ohanae SG concluded due to the advantages offered by doing so, that it was in their ultimate better interest for the $53,497.55 debt obligation incurred by the Company and owed to Ohanae SG be forgiven in its entirety and for 257,616 common shares of Ohanae DE owned by Ohanae SG to be made available for distribution in the private placement funding round in January 2021 and March 2021 to its subscribers. The attendant strengthening of the balance sheet of Ohanae DE is accompanied by tax benefits that render the remission tax neutral for all parties, but significantly enhances the financial prospects for Ohanae SG’s shareholders, who have approved the extinction of the debt obligation and agreed to the redistribution of shares on behalf of Ohanae DE to permit it to secure critical funds.

6.	EQUITY

The Company is authorized to issue up to fifteen million (15,000,000) shares of Class A Common Stock, six million (6,000,000) shares of Class B Common Stock, up to nine million (9,000,000) shares of undesignated Common Stock, and up to four million (4,000,000) shares of undesignated Preferred Stock, each $0.0001 par value per share. As of June 30, 2022, 15,000,000 shares of Class A Common Stock are issued and outstanding as part of the consideration to pay for Key IP pursuant to the software transfer agreement, three million (3,000,000) employee stock option was approved by the board of directors for the 2022 Equity Incentive Plan, and no shares of Class B Common Stock or Preferred Stock were issued and outstanding.

F-11

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

7.	GOING CONCERN AND LIQUIDITY

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from its operations. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to achieve profitable operations and obtain additional financing. The Company’s plans to conduct a Regulation A+ offering on the Ohanae Platform in January 2023 which would enable the Company to raise funding from the general public, not just from accredited investors. Of the proceeds from the capital raising, 50% will be used as general working capital. The Company makes no assurances that it will achieve profitable operations or that it will be able to obtain additional financing on terms acceptable to the Company, as needed. In the event that sufficient financing is not available, or the Company is unable to achieve profitable operations, the Company will need to scale back its expansion efforts, seek strategic opportunities, or discontinue operations.

On March 11, 2020, the World Health Organization declared a global pandemic related to COVID- 19, which has spread throughout the United States and globally. While the pandemic has created disruption in the economy, including supply chains, production and sales across various industries, to date, there has been no significant impact of the pandemic on the Company’s operations, financial performance, customers, vendors, or employees. The extent to which the COVID-19 pandemic may impact our financial condition or results of operations in the future is uncertain at this time.

8.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from November 5, 2022, the date of these consolidated financial statements, which represents the date the financial statements were available for issuance, for events requiring recording or disclosure in the financial statements for the period ended June 30, 2022.

F-12

YSL & Associates LLC Certified Public Accountants	Member of Parker Randall International

11 Broadway, Suite 700, New York, NY 10004	Tel: (212) 232-0122 Fax: (646) 218-4682

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholder of Ohanae Inc.

Opinion

We have audited the accompanying consolidated financial statements of Ohanae Inc. and its subsidiary (the “Company”), which comprise the consolidated statements of financial position as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

F-13

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

New York, NY

March 8, 2022

F-14

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

DECEMBER 31, 2021 AND 2020

	2021	2020

ASSETS

Current assets
Cash	$77,510	$90,722
Due from affiliate	–	4,499
Prepaid expenses	1,427	571
Security deposit	3,435	5,250
Intellectual property - software	681,500	–
Goodwill	15,000	–

TOTAL ASSETS	$778,872	$101,042

LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities
Accounts payable	$49,685	$51
Due to affiliates	1,113,849	176,922

Total liabilities	1,163,534	176,973

Shareholder's Equity
Common stock - par value $0.0001 per share; 30 million shares authorized; 15 million shares issued and outstanding	1,500	–
Additional paid-in capital	186,427	17,000
Accumulated deficit	(572,589)	(92,931)

Total shareholder's equity	(384,662)	(75,931)

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$778,872	$101,042

The accompanying notes to consolidated financial statements are an integral part of this statement

F-15

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Revenues
Service fees	$–	$–

Total revenues	–	–

Operating expenses
Officer's compensations	200,000	–
Professional fees	115,299	37,173
Brokerage compliance	42,994	46,930
IT and technology	31,169	–
Travel	30,000	–
Rent	28,540	–
Marketing	15,454	–
General and administrative	2,483	1,188

Total operating expenses	465,939	85,291

Loss before income taxes	(465,939)	(85,291)

Income taxes	13,719	–

Net loss	$(479,658)	$(85,291)

The accompanying notes to consolidated financial statements are an integral part of this statement

F-16

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	Common		Additional Paid-in	Retained Earnings/ (Accumulated
	Shares	Amount	Capital	Deficits)	Total

Balance - December 31, 2019	-	$-	$10,000	$(7,640)	$2,360

Contributions	–	–	7,000	–	7,000

Net loss	–	–	–	(85,291)	(85,291)

Balance - December 31, 2020	–	$–	$17,000	$(92,931)	$(75,931)

Contributions	15,000,000	1,500	169,427	–	170,927

Net loss	–	–	–	(479,658)	(479,658)

Balance - December 31, 2021	15,000,000	$1,500	$186,427	$(572,589)	$(384,662)

The accompanying notes to consolidated financial statements are an integral part of this statement

F-17

OHANAE INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Cash flows from operating activities:
Net loss	$(479,658)	$(85,291)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in operating assets and liabilities:
Due from affiliate	–	(4,499)
Prepaid expenses	(856)	429
Security deposit	1,815	(5,250)
Accounts payable	49,634	51
Due to related parties	433,849	176,922
Net cash provided by operating activities	4,784	82,362

Cash flows from investing activities:
Purchase of subsidiary	(17,996)	–
Net cash used in investing activities	(17,996)	–

Cash flows from financing activities:
Contributions	–	7,000
Net cash provided by financing activities	–	7,000

Net increase (decrease) in cash	(13,212)	89,362

Cash - beginning of year	90,722	1,360

Cash - end of year	$77,510	$90,722

Supplementary disclosure of cash flow information:

Tax paid	$13,694	$–
Non-cash capital contributions	$170,927	$–

The accompanying notes to consolidated financial statements are an integral part of this statement

F-18

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

1.	NATURE OF OPERATIONS

The consolidated financial statements include the accounts of Ohanae Inc (the “Company”), and its subsidiary Ohanae Securities LLC (the “LLC”). Ohanae Inc., was incorporated in Delaware in 2019, is a FinTech company and intended offering its clients a digital asset securities transaction through its subsidiary Ohanae Securities LLC by using Ohanae Platform.

In 2020, the Company purchased the ownership of a US broker-dealer and renamed it as Ohanae Securities LLC. The LLC is a limited liability company formed under the laws of the state of New York on June 20, 2018. Ohanae Securities LLC is registered with Securities and Exchange Commission (the “SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”). The primary business of the LLC is to act as a broker-dealer providing financial and strategy advisory services (including mergers and acquisitions), equity and debt capital raising and arranging private placement offerings. In the year 2021, the LLC has filed the Continuing Membership Application (“CMA”) with FINRA to request approval to act as a special purpose broker-dealer for retailing corporate equity security over-the-counter and operation of alternative trading system (ATS), including electronic communication network. The application is currently under FINRA review.

Risks and Uncertainties—The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Consolidation

All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amounts of assets, liabilities, and contingencies at the date of the financial statements, as well as revenues and expenses during the reporting period. Although actual results could differ from these estimates, such estimates are developed based on the best information available to management and management’s best judgments at the time made. All significant assumptions and estimates underlying the reported amounts in the financial statements and accompanying notes are regularly reviewed and updated. Changes in estimates are reflected in the financial statements based upon ongoing actual experience, trends, or subsequent settlements and realizations, depending on the nature and predictability of the estimates and contingencies.

F-19

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash

Cash primarily consists of bank deposits. The Company considers all highly liquid investments with an original maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.

Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606 (ASC 606) since its inception. ASC 606 contains a five-step approach that entities will apply to determine the measurement of revenue and timing of when it is recognized (at a point in time or over time), including (i) identifying the contract(s) with a customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to separate performance obligations, and (v) recognizing revenue when (or as) each performance obligation is satisfied and control of the promised good or service is transferred to the customer. ASC 606 also requires a number of quantitative and qualitative disclosures intended to enable users of the financial statements to understand the nature, amount, timing, and uncertainty of revenue, and the related cash flows.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Credit Losses

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to GAAP, an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, the Company recognizes an allowance, its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses, if any. The ASU is also intended to reduce the complexity of GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. Further, the ASU makes targeted changes to the impairment model for available-for-sales debt securities. The new CECL standard became effective on January 1, 2020 and had no impact on the Company as of that date.

F-20

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Ohanae Inc is C-Corporation and files the returns in the U.S. federal jurisdiction and various states.

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. As of December 31, 2021 and December 31, 2020, the Company has determined there are no uncertain tax positions, and therefore has recorded no income tax reserves.

Fair Value Measurements

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

F-21

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

3.	INTELLECTUAL PROPERTY ON SOFTWARE

The Company entered into a software transfer agreement with Ohanae Pte Ltd (the “OSG”), a Singapore affiliated corporation, to receive the ownership of certain software code, documentation, specifications and marketing materials with respect to integral aspects of the Ohanae Platform for digital asset securities involving blockchain, authentication, digital identity, password protection, file encryption, cap table management, regulation crowdfunding, secondary trading, reporting tools and Ohanae Coin for payment and offering settlement technology , including all patents, copyrights, trade secrets and other intellectual property rights. In exchange, the Company transferred 15,000,000 shares of common stock of Ohanae, Inc to the shareholders of the OSG and also with a cash consideration in the amount of $680,000 payable upon the first close of $1,000,000 from Ohanae Regulation A+ offering. The share transfer and cash payment constitute the full and complete consideration for the Transferred Intellectual Property Rights and the Transferred Software.

Intellectual properties will be amortized on the straight-line method over 3 years once they are placed into use. The Company hasn’t conducted any sales yet as the business application is pending for approval from FINRA, as a result no amortization was recorded as of December 31, 2021.

4.	GOODWILL

The Company adopted the “push-down method” of accounting and allows for the establishment of goodwill for the amount in excess of the book value of the membership interest purchased. The Company had recorded $15,000 goodwill as a result of purchasing the LLC interest from a third party in the year 2020.

The goodwill will be evaluated annually for impairment. There was no impairment of goodwill at December 31, 2021 and 2020.

5.	RELATED-PARTY TRANSACTIONS

The affiliates had funded the Company’s operation and paid for various expenses. In 2021, the affiliated company converted $176,922 of such expenses as capital contributions to the Company.

6.	EQUITY

The Company is authorized to issue 30,000,000 Common Stock with par value of $0.0001 per shares and 4,000,000 Preferred Stock having par value of $0.0001. As of December 31, 2020, no share was issued and outstanding. On January 1, 2021, the Company issued 15,000,000 shares of Common Stock to its shareholders as the part of consideration to pay for the intellectual property on software.

F-22

OHANAE INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 AND 2020

7.	GOING CONCERN AND LIQUIDITY

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from its operations. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to achieve profitable operations and obtain additional financing. The Company’s plans to lists on the Ohanae ATS (Alternative Trading System) in 2023 which enable the Company to receive funding from general public not just from accredited investors. The proceed from the capital raising 50% will be used as general working capital. The Company makes no assurances that it will achieve profitable operations or that it will be able to obtain additional financing on terms acceptable to the Company, as needed. In the event that sufficient financing is not available, or the Company is unable to achieve profitable operations, the Company will need to scale back its expansion efforts, seek strategic opportunities, or discontinue operations.

On March 11, 2020, the World Health Organization declared a global pandemic related to COVID- 19, which has spread throughout the United States and globally. While the pandemic has created disruption in the economy, including supply chains, production and sales across various industries, to date, there has been no significant impact of the pandemic on the Company’s operations, financial performance, customers, vendors, or employees. The extent to which the COVID-19 pandemic may impact our financial condition or results of operations in the future is uncertain at this time

8.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2021, the date of these consolidated financial statements, through the date of the auditor’s report, which represents the date the financial statements were available for issuance, for events requiring recording or disclosure in the financial statements for the year ended December 31, 2021.

F-23

PART III

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Agreement with Dalmore Group, LLC.
2.1*	Second Restated Certificate of Incorporation.
2.2*	Bylaws.
4.1*	Form of Subscription Agreement.
6.1*	Software Transfer Agreement between Ohanae, Inc. and Ohanae PTE. LTD dated January 1, 2021.
6.2*	Addendum dated February 18, 2022 to Software Transfer Agreement between Ohanae, Inc. and Ohanae PTE. LTD dated January 1, 2021.
6.3*	2022 Equity Incentive Plan of Ohanae, Inc. (including Form of Stock Option Agreement and Form of Grant Notice).
6.4*	Gregory Hauw Employment Agreement dated January 1, 2022.
6.5*	Sok-Leng Chan Employment Agreement dated January 1, 2022.
6.6*	Trademark Agreement between Ohanae, Inc., a California corporation, and the Company dated June 26, 2020.
6.7*	Patent Agreement between Gregory Hauw and the Company dated September 20, 2020.
6.8*	Consulting Agreement dated June 7, 2022 between the Company and Digital Consulting Services, LLC.
11	Consent of YSL & Associates LLC.
12**	Opinion of CrowdCheck Law LLP.

______________________________

* Previously filed

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 15, 2022.

Ohanae, Inc.

/s/ Gregory Hauw

By: Gregory Hauw
Title: Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory Hauw

Gregory Hauw, Chief Executive Officer, Director

Date: November 15, 2022

/s/ Sok-Leng Chan
Sok-Leng Chan, Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, Director
Date: November 15, 2022

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